UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Perma-Fix Environmental Services, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

PERMA-FIX ENVIRONMENTAL SERVICES, INC.

8302 Dunwoody Place, Suite 250

Atlanta, Georgia 30350

NOTICE OF ANNUAL MEETING

To Be Held July 22, 2026

To the Stockholders of Perma-Fix Environmental Services, Inc.:

Notice is hereby given that the 2026 Annual Meeting of Stockholders (the “Meeting”) of Perma-Fix Environmental Services, Inc. (“Company”, “we”, “our”, or “us”) will be held at The Westin Atlanta Airport, 4736 Best Road, Atlanta, Georgia 30337, on Wednesday, July 22, 2026, at 11:00 a.m. (EDT), for the following purposes:

1.	To elect nine directors to serve until the next Annual Meeting of Stockholders or until their respective successors are duly elected and qualified (Proposal 1);

2.	To ratify the appointment of Grant Thornton LLP as the independent registered public accounting firm of the Company for the 2026 fiscal year (Proposal 2);

3.	To approve, on an advisory basis, the 2025 compensation of our named executive officers as described herein (Proposal 3);

4.	To approve the Second Amendment to the Company’s 2017 Stock Option Plan (Proposal 4);

5.	To approve the Sixth Amendment to the Company’s 2003 Outside Directors Stock Plan (Proposal 5); and

6.	To transact such other business as may properly come before the Meeting and at any adjournments thereof.

Only stockholders of record at the close of business on May 28, 2026, will be entitled to notice of, and to vote at, the Meeting or at any postponement or adjournment thereof.

The Company is taking advantage of the rules of the U.S. Securities and Exchange Commission (the “SEC”) that allow issuers to provide electronic access to proxy materials over the Internet instead of mailing printed copies of those materials to each stockholder. The Company believes that furnishing these materials electronically allows us to efficiently provide our stockholders with our proxy materials while reducing costs and reducing the impact of the Meeting on the environment. If you would like us to send you printed copies of our proxy statement and accompanying materials, we will be happy to do so at no charge upon your request. For more information, please refer to the Notice of Internet Availability of Proxy Materials (the “Notice”) that we are mailing to holders of record on or about June 12, 2026. The Notice also provides instructions as to how you may vote your proxy.

Your vote is important. Whether or not you plan to attend the Meeting, you are encouraged to vote as soon as possible to ensure that your shares are represented at the Meeting.

Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on July 22, 2026: This Proxy Statement and our Annual Report for 2025 are available at: https://www.cstproxy.com/perma-fix/2026

By order of the Board of Directors

Ben Naccarato
Secretary

Atlanta, Georgia

June 12, 2026

GLOSSARY OF SELECTED TERMS AND ACRONYMS

The following acronyms and terms may be used throughout this Proxy Statement

ASC	Accounting Standards Codification
Board of Directors or Board	Board of Directors of Perma-Fix Environmental Services, Inc.
Bylaws	Perma-Fix Environmental Services, Inc.’s Second Amended and Restated Bylaws adopted on, and effective as of March 29, 2012, as amended by the First Amendment adopted October 4, 2013; the Second Amendment adopted July 28, 2016; the Third Amendment adopted January 21, 2021; the Fourth Amendment adopted April 20, 2023; and Fifth Amendment adopted November 13, 2025
CEO	Chief Executive Officer
CFO	Chief Financial Officer
COBRA	Consolidated Omnibus Budget Reconciliation Act of 1985, as amended
Common Stock	Common stock, par value $.001 of Perma-Fix Environmental Services, Inc.
Compensation Committee	Compensation and Stock Option Committee of the Board of Directors of Perma-Fix Environmental Services, Inc.
COO	Chief Operating Officer
DGCL	Delaware General Corporation Law
EBITDA	Earnings Before Interest, Taxes, Depreciation and Amortization, a non U.S. GAAP financial measurement
EVP	Executive Vice President
Exchange Act	Securities Exchange Act of 1934, as amended
ISO	Incentive Stock Option
Meeting	2026 Annual Meeting of Stockholders of Perma-Fix Environmental Services, Inc.
MIP(s)	Management Incentive Plans
Governance and Nominating Committee	Corporate Governance and Nominating Committee of the Board of Directors of Perma-Fix Environmental Services, Inc.
NEO(s)	Named Executive Officers of Perma-Fix Environmental Services, Inc. which consist of: (i) President and Chief Executive Officer, (ii) CFO, EVP, and Secretary, (iii) Executive Vice President of Strategic Initiatives, (iv) EVP of Hanford and International Waste Operations, and (v) COO
NQSO	Non-Qualified Stock Option
NYSE	New York Stock Exchange
NQSO	Non-Qualified Stock Option
PFAS	Per- and polyfluoroalkyl substances, a group of thousands of synthetic “forever chemicals” manufactured since the 1940s that resist heat, water, stains, and grease. They are found in non-stick cookware, stain-resistant fabrics, food packaging, and firefighting foam, and they persist in the environment and human body, posing significant, long-term health risks
Record Date	May 28, 2026, the date established for determining stockholders of Perma-Fix Environmental Services, Inc. entitled to receive notice of and to vote at its 2026 Annual Meeting of Stockholders
SEC	U.S. Securities and Exchange Commission
U.S. GAAP	Accounting principles generally accepted in the United States of America
WCLTA	Worker’s Compensation Lost Time Accidents

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PERMA-FIX ENVIRONMENTAL SERVICES, INC.

8302 Dunwoody Place, Suite 250

Atlanta, Georgia 30350

PROXY STATEMENT

FOR THE

2026 ANNUAL MEETING OF STOCKHOLDERS

To Be Held July 22, 2026

This Proxy Statement and the enclosed form of proxy are furnished in connection with the solicitation of proxies by our Board of Directors for use at the 2026 Annual Meeting of Stockholders of Perma-Fix Environmental Services, Inc., a Delaware corporation (“Perma-Fix,” the “Company,” “we,” “our,” or “us”), to be held on Wednesday, July 22, 2026, at 11:00 a.m. (EDT), and at any adjournment or postponement thereof, at The Westin Atlanta Airport, 4736 Best Road, Atlanta, Georgia 30337. The Notice of Internet Availability of Proxy Materials containing instructions on how to access this Proxy Statement and our Annual Report are first being mailed on or about June 12, 2026, to all stockholders entitled to notice of and to vote at the Meeting. See “Who is entitled to vote at the Meeting,” below.

The information provided in the “question and answer” format below is for your convenience only and is merely a summary of the information contained in this Proxy Statement. You should read this entire Proxy Statement carefully. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this Proxy Statement and references to our website address in this Proxy Statement are inactive textual references only.

This Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, are available on the SEC Filings portion of our website at https://ir.perma-fix.com/sec-filings.

Why am I receiving this Proxy Statement?

You are receiving this Proxy Statement from us because you were either a stockholder of record or a beneficial owner of the Common Stock of Perma-Fix at the close of business on May 28, 2026 or the “Record Date.” See “Who is entitled to vote at the Meeting,” below. This Proxy Statement is furnished in connection with the solicitation on behalf of the Board of Directors of the Company of proxies to be used in voting at the Meeting. This Proxy Statement describes the matters on which the Board would like you to vote, and provides information on those matters, so that you can make an informed decision.

What matters am I voting on?

You are being asked to vote on:

●	the election of nine directors to serve until the 2027 Annual Meeting of Stockholders and until their successors are duly elected and qualified (Proposal 1);
●	a proposal to ratify the appointment of Grant Thornton LLP as the independent registered public accounting firm of the Company for the 2026 fiscal year (Proposal 2);
●	a proposal to approve, on an advisory basis, the 2025 compensation of our named executive officers as described herein (Proposal 3);
●	a proposal to approve the Second Amendment to the Company’s 2017 Stock Option Plan (Proposal 4);
●	a proposal to approve the Sixth Amendment to the Company’s 2003 Outside Directors Stock Plan (Proposal 5); and
●	any other business as may properly come before the Annual Meeting.

How does the board of directors recommend I vote on these proposals?

Our Board of Directors recommends a vote:

●	“FOR” the election of the nine director nominees to serve as members of the Board of Directors;
●	“FOR” the ratification of the appointment of Grant Thornton LLP as the independent registered public accounting firm of the Company for our fiscal year ending December 31, 2026;
●	“FOR” the resolution approving the 2025 compensation of our named executive officers
●	“FOR” the approval of the Second Amendment to the Company’s 2017 Stock Option Plan; and
●	“FOR” the approval of the Sixth amendment to the Company’s 2003 Outside Directors Stock Plan.

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Who is entitled to vote at the Meeting?

Only the holders of our Common Stock at the close of business on the Record Date will have the right to receive notice of, and be entitled to vote at, the Meeting. At the close of business on the Record Date, 21,203,552 shares of Common Stock were outstanding. Each stockholder of record, as of the Record Date, is entitled to one vote for each share of Common Stock that the stockholder owned as of the Record Date on each matter to be voted upon at the Meeting. We do not have cumulative voting rights for the election of directors.

What is the difference between holding shares as a stockholder of record and as a beneficial owner and how do I cast my vote as a stockholder of record and/or beneficial owner?

Most of our stockholders hold their shares through a broker, bank, or other nominee (beneficial ownership) rather than directly in their own name (record ownership). As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record: If your shares are registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company, you are considered the stockholder of record, and the Notice of Internet Availability of Proxy Materials is being sent directly to you by us. As the stockholder of record, for your shares to be voted, you have the right to vote in person at the Meeting, or grant your voting proxy directly to the individuals listed on the proxy card by one of the following methods:

●	Vote by Internet, by going to the web address www.cstproxyvote.com and following the instructions for Internet voting.

●	Vote by Mobile Device, by scanning the QR barcode on your Notice of Internet Availability of Proxy Materials or proxy card and following the on-screen instructions.

●	Vote by Proxy Card (if you requested a printed copy), by completing, signing, dating and mailing the proxy card in the envelope provided. If you vote by internet or mobile device, please do not mail your proxy card.

Even if you plan to attend the Meeting, we recommend that you also vote by proxy so that your vote will be counted if you later decide not to attend the Meeting.

Beneficial Owner: If your shares are held in a stock brokerage account, by a bank, or other nominee, you are considered the “beneficial owner” of shares held in street name by such third party. As a beneficial owner of shares, the Notice of Internet Availability of Proxy Materials was forwarded to you by that organization. As a beneficial owner, you have the right to direct your broker, bank, or other nominee on how to vote your shares, and you will receive voting instructions from your broker, bank, or other nominee on how to vote your shares of Common Stock held in street name by your broker, bank, or other nominee. Throughout this Proxy Statement, we refer to stockholders who hold their shares through a broker, bank, or other nominee as “street name stockholders.” Street name stockholders should generally be able to vote by returning a voting instruction form, by telephone, or on the Internet. However, the availability of telephone and Internet voting will depend on the voting process of your broker, bank, or other nominee. If you request a printed copy of our proxy materials by mail, your broker, bank, or other nominee will provide a voting instruction form for you to use. Under this process, the broker, bank, or other nominee, as the record holder, will vote your shares in accordance with your instructions, and it is important that you follow the voting instructions provided by your broker, bank, or other nominee in order to direct your broker, bank, or other nominee on how you wish your shares to be voted.

Street name stockholders are also invited to attend the Meeting. However, since a street name stockholder is not the stockholder of record, if you are a street name stockholder and wish to vote in person at the Meeting, you MUST obtain a legal proxy from the holder of record of your shares, which appoints you as proxy to vote the shares in place of the record holder. You may not vote the shares of Common Stock held on your behalf in person at the Meeting unless you obtain such a proxy, and you will need to follow the instructions of your broker, bank or other nominee to obtain such a proxy.

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What vote is required to approve the proposals being considered?

The Company’s Bylaws provide that, at every meeting of stockholders duly called and held at which a quorum is present, in addition to any vote or other action that may be expressly required by law, the Company’s Certificate of Incorporation, its Bylaws, or the rules or regulations of any stock exchange applicable to the Company, (i) for all matters other than the election of Directors, a majority of the votes that could be cast at the meeting upon a given proposal is required to approve such proposal; and (ii) for the election of Directors, a plurality of the votes that could be cast at the meeting upon the election is required, as explained in greater detail below:

Proposal 1. Election of Directors. Directors will be elected by a plurality of the votes that could be cast at the Meeting upon the election, meaning that the nine nominees receiving the highest number of “FOR” votes will be elected. As a result, any shares not cast as votes (including as a result of an abstention, votes withheld, or a “broker non-vote”) will have no effect on the outcome of the election. See “What constitutes a quorum—Effect of Abstentions,” and “Effect of Broker Non-Votes,” below.

Proposal 2. Ratification of the appointment of the Company’s independent registered public accounting firm. The ratification of the appointment of Grant Thornton LLP as the independent registered public accounting firm requires the affirmative vote of a majority of the votes that could be cast at the Meeting on the proposal. Please note that abstentions are shares present and, thus, will have the same effect as a vote “AGAINST” the proposal. However, because Proposal 2 is considered a “routine” matter under the rules of the NYSE governing whether member brokers may exercise discretionary authority to vote shares as to which the beneficial owner has not provided voting instructions, brokers may vote uninstructed shares on this item, and such shares may be voted on this proposal. As such, no broker non-votes are expected in connection with this proposal. See “What constitutes a quorum—Effect of Broker Non-Votes,” below.

Proposal 3. Approval, on an advisory basis, of the 2025 compensation of the Company’s named executive officers. The approval, on an advisory basis, of the 2025 compensation of our named executive officers requires the affirmative vote of a majority of the votes that could be cast at the Meeting on the proposal. Please note that abstentions are shares present and thus will have the same effect as a vote “AGAINST” the proposal. With respect to broker non-votes, because Proposal 3 is considered a “non-routine” item under the rules of the NYSE, discussed below, brokers and other nominees who are members of the NYSE may not vote uninstructed shares on Proposal 3, and such shares will not be considered votes that could be cast on such proposal. See “What constitutes a quorum—Effect of Broker Non-Votes,” below. While the Board of Directors intends to carefully consider the stockholder vote resulting from this proposal, the final vote will not be binding and is advisory in nature.

Proposal 4. Approval of the Second Amendment to the Company’s 2017 Stock Option Plan. The approval of the Second Amendment to the Company’s 2017 Stock Option Plan requires the affirmative vote of a majority of the votes that could be cast at the Meeting on the proposal. Please note that abstentions are shares present and thus will have the same effect as a vote “AGAINST” the proposal. With respect to broker non-votes, because Proposal 4 is considered a “non-routine” item under the rules of the NYSE, discussed below, brokers and other nominees who are members of the NYSE may not vote uninstructed shares on Proposal 4, and such shares will not be considered votes that could be cast on such proposal. See “What constitutes a quorum—Effect of Broker Non-Votes,” below.

Proposal 5. Approval of the Sixth Amendment to the Company’s 2003 Outside Directors Stock Plan. The approval of the Sixth Amendment to the Company’s 2003 Outside Directors Stock Plan requires the affirmative vote of a majority of the votes that could be cast at the Meeting on the proposal. Please note that abstentions are shares present and thus will have the same effect as a vote “AGAINST” the proposal. With respect to broker non-votes, because Proposal 5 is considered a “non-routine” item under the rules of the NYSE, discussed below, brokers and other nominees who are members of the NYSE may not vote uninstructed shares on Proposal 5, and such shares will not be considered votes that could be cast on such proposal. See “What constitutes a quorum—Effect of Broker Non-Votes,” below.

What constitutes a quorum?

A majority of the issued and outstanding shares of Common Stock entitled to vote at the Meeting, represented in person or by proxy, will constitute a quorum for the holding of the Meeting. If a quorum is not present, the Meeting may be adjourned, which will subject the Company to additional expense. Abstentions and broker non-votes, if any, will be counted as present for purposes of establishing a quorum at the Meeting, but may have differing consequences on whether a particular proposal is approved. See “Effect of Abstentions” and “Effect of Broker Non-Votes,” below.

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Effect of Abstentions

If your proxy indicates an abstention from voting on a proposal, the shares represented will be counted as present for the purpose of determining a quorum, but they will not be counted as votes cast on such proposal at the Meeting. Because abstentions represent shares entitled to vote, if you abstain from voting on a proposal, your abstention (a) will have no effect on the election of directors, (b) will have the effect of a vote against each of Proposal 2 (ratification of the appointment of the independent registered public accounting firm), Proposal 3 (advisory vote on executive compensation), Proposal 4 (approval of the Second Amendment to the Company’s 2017 Stock Option Plan), and Proposal 5 (approval of the Sixth Amendment to the Company’s 2003 Outside Directors Stock Plan). See “What vote is required to approve the proposals being considered?,” above.

Effect of Broker Non-Votes

If you are a beneficial owner of shares held in “street name” (See “Beneficial Owner,” above), you must provide voting instructions to your broker, bank, or other nominee by the deadline provided in the proxy materials you receive from that organization. If you do not provide voting instructions, whether your shares can be voted on your behalf depends on the type of item being considered for vote. The NYSE has rules that govern its member brokers and other nominees who hold shares on behalf of beneficial owners (including stock such as ours that is listed on The Nasdaq Capital Market). Under these rules, brokers and nominees who are members of the NYSE who do not receive voting instructions from their clients have the discretion to vote uninstructed shares on certain matters (“routine matters”), but do not have the discretion to vote uninstructed shares as to certain other matters (“non-routine matters”).

A “broker non-vote” occurs when a broker has not received voting instructions from a beneficial owner on a non-routine matter and therefore cannot vote such beneficial owner’s shares on the matter. In these cases, the broker can register your shares as being present at the Meeting for purposes of determining the presence of a quorum if there is at least one routine matter on which the broker has discretion to vote, but they will not be able to vote on the non-routine matters for which specific authorization is required. Proposal 2 (ratification of the selection of the independent registered public accounting firm for 2026) is considered a routine matter and one on which brokers may vote whether or not they receive direction from the beneficial owner of the shares. Accordingly, shares held in street name by such brokers may be counted in determining the presence of a quorum at the Meeting.

Under NYSE interpretations, Proposal 1 (election of directors), Proposal 3 (advisory vote on executive compensation), Proposal 4 (approval of the Second Amendment to the 2017 Stock Option Plan), and Proposal 5 (approval of the Sixth Amendment to the 2003 Outside Directors Stock Plan) are considered non-routine matters on which brokers may not vote without direction from the beneficial owner of the shares, resulting in a broker non-vote. Shares subject to a broker non-vote are not considered votes that could be cast on such non-routine proposals and therefore are not counted in determining whether those proposals have been approved. Accordingly, broker non-votes will not affect the outcome of Proposal 1, Proposal 3, Proposal 4, or Proposal 5. Because brokers may vote on Proposal 2 even in the absence of direction from the beneficial owner of the shares voted, we do not expect to receive any broker non-votes on Proposal 2.

Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

Pursuant to rules adopted by the SEC, the Company has elected to provide access to its proxy materials via the Internet instead of mailing printed copies, by sending a Notice Regarding the Internet Availability of Proxy Materials (the “Notice”) to the Company’s stockholders. Accordingly, stockholders will not receive printed copies of the proxy materials unless they request them. Instead, instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed or electronic set of the proxy materials. Stockholders may request to receive proxy materials in printed form by following the instructions in the Notice. The Company encourages stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce the environmental impact of our annual meetings.

What is the effect of giving a proxy?

Proxies are solicited by and on behalf of our Board of Directors. Mark Duff, our President and CEO, and Ben Naccarato, our EVP, CFO and Secretary, have been designated as proxy holders by our Board of Directors. When proxies are properly dated, executed, and returned, the shares represented by such proxies will be voted at the Meeting in accordance with the instructions of the stockholder. If the proxy is dated and signed, but no specific instructions are given, the shares will be voted in accordance with the recommendations of our Board of Directors as described above. If any matters not described in this proxy statement are properly presented at the Meeting, the proxy holders will use their own judgment to determine how to vote the shares. If the Meeting is adjourned or postponed, the proxy holders can vote the shares on the new Meeting date as well, unless you have properly revoked your proxy, as described above.

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When stock is held in “street name” (meaning held by a broker or bank, not registered directly in the stockholder’s name), such stockholders do not directly execute a proxy card to vote their shares. Instead, they will provide voting instructions to their broker, bank, or other nominee. See “What is the difference between holding shares as a stockholder of record and as a beneficial owner and how do I cast my vote as a stockholder of record and/or beneficial owner?,” above.

Can I change my mind after I vote?

Yes. If you are a stockholder of record, you can change your vote or revoke your proxy at any time before the polls close at the Meeting. You can change your vote by:

●	entering a new vote by Internet or mobile device;

●	executing and submitting a later-dated proxy card;

●	providing a written revocation to the Secretary of the Company; or

●	voting in person at the Meeting.

If you are a street name stockholder who wants to change your voting instructions, you should contact your broker, bank, or other nominee record holder, and inquire about their specific procedures for changing or revoking voting instructions.

Who will count the votes?

All votes will be tabulated by the inspector of election appointed for the Meeting.

Where can I find the voting results of the Meeting?

We will announce the preliminary voting results at the Meeting and publish final results in a Form 8-K to be filed with the SEC within four business days after the Meeting.

Who is paying the cost of this solicitation?

The Company will pay the cost of soliciting proxies on behalf of the Board of Directors. In addition to solicitation by use of the mail, certain of the Company’s officers and employees may, without receiving additional compensation, solicit the return of proxies by telephone, e-mail or personal interview. The Company will reimburse brokerage houses and custodians, nominees, and fiduciaries for their reasonable out-of-pocket expenses in forwarding soliciting materials to their principals, the beneficial owners of Common Stock.

Is the stockholder list available for review?

A list of stockholders entitled to vote at the Meeting will be open to examination by any stockholder for any purpose germane to the Meeting during ordinary business hours commencing 10 days before the Meeting. Prior to the Meeting, the list will be maintained at our principal executive offices located at 8302 Dunwoody Place, Suite 250, Atlanta, Georgia 30350.

How do I obtain a separate set of proxy materials or request a single set for my household?

Some banks, brokers, and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement or 2025 Annual Report may have been sent to multiple stockholders in the same household. We will promptly deliver a separate copy of either document to any stockholder upon request submitted in writing to us at Perma-Fix Environmental Services, Inc., 8302 Dunwoody Place, Suite 250, Atlanta, Georgia 30350, Attention: Secretary, or by calling (770) 587-9898. Any stockholder who wants to receive separate copies of the Company’s Annual Report and proxy statement in the future, or who is currently receiving multiple copies and would like to receive only one copy for his or her household, should contact his or her bank, broker or other nominee record holder, or contact us at the above address and phone number.

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PROPOSAL 1 - ELECTION OF DIRECTORS

The Company’s Restated Certificate of Incorporation provides that each member of the Board of Directors shall hold office until the next Annual Meeting of Stockholders and their successors have been duly elected and qualified or until their earlier resignation or removal. Successors to those directors whose terms have expired are required to be elected by stockholder vote. The existing Board of Directors may fill vacancies for an unexpired term and any newly created directorships created by Board action.

The nine nominees for membership on our Board of Directors named below were recommended by the Governance and Nominating Committee to serve as members of the Board of Directors. All nominees are incumbent directors who meet the qualifications for membership on our Board of Directors as set forth in the Company’s Bylaws.

The Company’s Bylaws provide that the number of the Company’s directors shall be at least three and no more than nine, as may be determined from time to time by resolution adopted by affirmative vote of a majority of the entire Board of Directors. The Board of Directors has set the size of the Board at nine members.

Nominees for Directors

The nominees for membership on our Board of Directors is a diverse group of sophisticated leaders and professionals who meet the standards and qualifications for our directors. The following biographical information includes a discussion of the specific experience, qualifications, attributes or skills that led to the conclusion by our Governance and Nominating Committee that each of the nominees is qualified to serve as one of our directors.

Lieutenant General (LTG) (U.S. Army Ret.) Thomas P. Bostick, Director Age: 69

LTG (ret.) Bostick, a director since August 2020, is currently the CEO of Bostick Global Strategies, LLC, a position he has held since July 2016. Bostick Global Strategies, LLC, provides strategic advisory support in the areas of engineering, environmental sustainability, human resources, biotechnology, education, executive coaching, and Agile Project Management. In February 2021, LTG (ret.) Bostick was selected by U. S. Senator Jack Reed, former Chairman of the Senate Armed Services Committee, to serve as a member of the Naming Commission consisting of eight appointed individuals, tasked with renaming Confederate-named military bases and property. In 2023, the Secretary of the Army and the Chief of Staff of the Army requested LTG (ret.) Bostick’s assistance in transforming U.S. Army Recruiting Command (“USAREC”). LTG (ret.) Bostick worked with the U.S. Army to develop a plan which USAREC has successfully executed. LTG (ret.) Bostick previously served (from November 2017 to February 2020) as the COO and President of Intrexon Bioengineering, a division of Intrexon Corporation (formerly Nasdaq: XON; now Nasdaq: PGEN). Intrexon Bioengineering addresses global challenges across food, agriculture, environmental, energy, and industrial fields by advancing biologically engineered solutions to improve sustainability and efficiency. Since October 2020, LTG (ret.) Bostick has continued to serve as a board member of CSX Corporation (Nasdaq: CSX), a publicly-held rail transportation company. Since December 2020, he has continued to serve as a member of CSX Corporation’s Governance and Sustainability Committee. From December 2020 to May 2025, he also served as a member of its Finance Committee, and in May 2025, he began serving as a member of CSX Corporation’s Compensation and Talent Management Committee. Since June 2021, LTG (ret.) Bostick has continued to serve on the Board of Trustees of Fidelity Equity and High Income Funds, overseeing equity funds and high yield funds sponsored by Fidelity Investments, Inc., a privately-owned investment management company. LTG (ret.) Bostick continues to serve as a board member for several other privately-held and nonprofit organizations. LTG (ret.) Bostick was named as one of 2021’s Most Influential Black Corporate Directors by Savoy Magazine, a national publication that showcases and drives positive dialogue about Black culture. In 2024, the Association of Graduates selected LTG (ret.) Bostick as a Distinguished Graduate of the U.S. Military Academy at West Point.

LTG (ret.) Bostick has had a distinguished career in the U.S. military, retiring from the U.S. Army in July 2016 with the rank of Lieutenant General. Prior to his retirement, LTG (ret.) Bostick held a variety of positions within the U.S. Army, including the 53rd Chief of Engineers and Commanding General, U.S. Army Corps of Engineers (2012-2016) and Deputy Chief of Staff and Director of Human Resources, U.S. Army (2009-2012). LTG (ret.) Bostick has been awarded many military honors and decorations during his military career, including the Distinguished Service Medal, the Defense Superior Service Medal, and the Bronze Star Medal.

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As a White House Fellow, one of America’s most prestigious programs for leadership and public service, LTG (ret.) Bostick was a special assistant to the Secretary of Veterans Affairs.

LTG (ret.) Bostick graduated with a Bachelor of Science degree from the U.S. Military Academy at West Point and later returned to the Academy to serve as an Associate Professor of Mechanical Engineering. He holds Master’s degree in both Civil Engineering and Mechanical Engineering from Stanford University, an MBA from Oxford University, and a Doctorate in Systems Engineering from George Washington University. He is a Member of the National Academy of Engineering and the National Academy of Construction.

LTG (ret.) Bostick’s distinguished career in both the government and private sectors brings valuable experience and insight into solving complex issues domestically and globally. His extensive knowledge and problem-solving experiences enhance the Board’s ability to address significant challenges in the nuclear market and led the Board to conclude that he should serve as a director.

Dr. Louis F. Centofanti, Director Age: 82

Dr. Centofanti, the founder of the Company and a director of the Company since its inception in 1991, currently holds the position of EVP of Strategic Initiatives. From March 1996 to September 8, 2017, and from February 1991 to September 1995, Dr. Centofanti held the position of President and CEO of the Company. Dr. Centofanti served as Chairman of the Board from the Company’s inception in February 1991 until December 16, 2014. In January 2015, Dr. Centofanti was appointed by the U.S Secretary of Commerce Penny Prizker to serve on the U.S. Department of Commerce’s Civil Nuclear Trade Advisory Committee (“CINTAC”). The CINTAC is composed of industry representatives from the civil nuclear industry and meets periodically throughout the year to discuss the critical trade issues facing the U.S. civil nuclear sector. From 1985 until joining the Company, Dr. Centofanti served as Senior Vice President (“SVP”) of USPCI, Inc., a large publicly-held hazardous waste management company, where he was responsible for managing the treatment, reclamation and technical groups within USPCI. In 1981, he and Mark Zwecker, a current Board member of the Company, founded PPM, Inc. (later sold to USPCI), a hazardous waste management company specializing in treating PCB (Polychlorinated biphenyls)-contaminated oil. From 1978 to 1981, Dr. Centofanti served as Regional Administrator of the U.S. Department of Energy (“DOE”) for the southeastern region of the United States.

Dr. Centofanti has a Ph.D. and a M.S. in Chemistry from the University of Michigan, and a B.S. in Chemistry from Youngstown State University.

As founder of Perma-Fix and PPM, Inc., and as a senior executive at USPCI, Dr. Centofanti combines extensive business experience in the waste management industry with a drive for innovative technology which is critical for a waste management company. In addition, his service in the government sector provides a solid foundation for the continuing growth of the Company, particularly within the Company’s Nuclear business. Dr. Centofanti’s comprehensive understanding of the Company’s operations and his extensive knowledge of its history, coupled with his drive for innovation and excellence, positions Dr. Centofanti to optimize our role in this competitive, evolving market, and led the Board to conclude that he should serve as a director.

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Mark J. Duff, Director Age 63

Mr. Duff, the Company’s President and CEO since September 2017, has served as a Board member since April 2023. Since joining the Company in 2016, Mr. Duff has developed and implemented strategies to meet growth objectives in both the Treatment and Services Segments. In the Treatment Segment, he continues to upgrade each facility to increase efficiency and modernize and broaden treatment capabilities to meet the changing markets associated with the waste management industry. This growth includes expanding into international and additional market sectors, including development of new clients in the commercial power and oil and gas industries, and advancing new technology to treat PFAS (“Per- and polyfluoroalkyl substances”). In the Services Segment, which encompasses all field operations, he has completed the revitalization of business development programs, which has resulted in increased competitive procurement effectiveness, and broadened the market penetration within both the commercial and government sectors. Within the Services Segment, Mr. Duff has established a team of professionals with experience in conducting safe and efficient field operations while addressing complex technical challenges associated with removal of radioactive and hazardous waste contamination. Mr. Duff has over 40 years of management and technical experience in the U.S. Department of Energy (“DOE”) and the U.S. Department of War environmental and construction markets as, variously, a corporate officer, senior project manager, co-founder of a consulting firm, and federal employee.

Mr. Duff has an MBA from the University of Phoenix and received his B.S. from the University of Alabama.

Mr. Duff’s extensive experience in the government sector has proven invaluable in the continuing growth of the Company’s Treatment and Services Segments. Mr. Duff’s comprehensive understanding of the Company’s operations, his proven leadership skills, and his drive for new innovation in this evolving industry and market, led the Board to conclude that he should serve as a director.

Kerry C. Duggan, Director Age: 47

Ms. Duggan has served as a director of the Company since May 2021. She is a nationally recognized policy leader, strategist, corporate board director, and highly sought-after global speaker. In 2017, Ms. Duggan founded SustainabiliD, which rebranded in January 2025 to Energy Security Partners (ESP), a global strategic advisory firm headquartered in Detroit’s Newlab. As Founder and CEO, she counsels multinational corporations, investors, universities, and public-sector leaders on the intersection of energy, security, and economic development, delivering pragmatic, place-based solutions that reduce risk and enhance resilience.

In her previous government experience, Ms. Duggan played a key role in shaping national policy as climate and energy advisor to then-Vice President Joe Biden and Deputy Director of President Obama’s Detroit Task Force. She later served as a delegate to the Biden-Sanders Unity Task Force, on the Biden-Harris Transition Team, and was appointed to the Secretary of Energy Advisory Board (“SEAB”) under Secretary Jennifer Granholm. Previously, at the DOE, she held senior leadership roles, including Liaison to the City of Detroit under Secretary Ernest Moniz, Director of Legislative, Regulatory, and Urban Affairs, and Stakeholder Engagement Director for the Office of Energy Efficiency & Renewable Energy (“EERE”). She is a three-time appointee of Michigan Governor Gretchen Whitmer to the Michigan Council on Climate Solutions (recently reappointed in August 2025), served on the bipartisan Growing Michigan Together Council’s Infrastructure & Place Working Group, and was appointed to the inaugural Detroit Women’s Commission by former Detroit Mayor Mike Duggan (no relation).

Beyond government, Ms. Duggan was a Partner with the Honorable Thomas J. Ridge’s firm and is on faculty at the University of Michigan, where she founded both the School for Environmental and Sustainability (“SEAS”) Clinic in Detroit and the Michigan Business Sustainability Network. She previously served on the external advisory board of the University of Michigan’s Erb Institute for Global Sustainable Enterprise and was a board member at the Global Council for Science and the Environment. In 2018, Ms. Duggan was named to the prestigious “40 Under 40” list by Crain’s Detroit Business and was later named to their inaugural “Notable Leaders in Sustainability” list. She is also an angel investor, film executive producer, and was a U.S. State Department speaker.

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Since 2024, Ms. Duggan has been a member of the board of directors at BlueGreen Water Technologies, a privately-held company leading the charge in helping preserve and promote health and safety of water bodies worldwide. She also serves on the advisory boards for a number of privately-held companies and funds addressing environmental, energy, and climate challenges, including Our Next Energy, Inc. (“ONE”), Aclima, Inc., BlueConduit, Commonweal Ventures, Arctaris Impact Investors, Vesta, B1OS, and Zero Circle, among others.

Ms. Duggan attended the University of Vermont, where she completed her Bachelor of Science degree in environmental studies. Ms. Duggan also has a Master of Science degree in natural resource policy & behavior from the University of Michigan.

Ms. Duggan’s career in both the government and private sectors brings valuable experience and insight into solving complex issues. Her extensive knowledge and problem-solving experiences led the Board to conclude that she should serve as a director.

Joseph T. Grumski, Director Age: 65

Mr. Grumski, a director of the Company since February 2020, has served since April 2020 as the CEO of TAS Energy Inc. (“TAS”), a wholly-owned subsidiary of Comfort Systems USA, Inc. (NYSE: FIX), a publicly-held company that provides mechanical and electrical contracting services in locations throughout the United States. Mr. Grumski also served as the President of TAS Energy, Inc. from April 2020 to December 2023. Prior to the acquisition of TAS by Comfort Systems USA, Inc., Mr. Grumski served as President and CEO and a board member of TAS from May 2013 to March 2020. From 1997 to February 2013, Mr. Grumski was employed with Science Applications International Corporation (“SAIC”) (NYSE: SAIC), a publicly-held company that provides government services and information technology support. During his employment with SAIC, Mr. Grumski held various senior management positions, including the positions of President of SAIC’s Energy, Environment & Infrastructure (“E2I”) commercial subsidiary and General Manager of the E2I Business Unit. Mr. Grumski’s accomplishments with SAIC included growing SAIC’s $300 million federal environmental business to a top ranked, $1.1 billion business. Mr. Grumski began his career with Gulf Oil Company and progressed through senior level engineering, operations management, and program management positions with various other companies, including Westinghouse Electric Corporation and Lockheed Martin, Inc.

Mr. Grumski received a B.S. in Mechanical Engineering from the University of Pittsburgh and a M.S in Mechanical Engineering from West Virginia University.

Mr. Grumski has had an extensive career in solving and overseeing solutions to complex issues involving both domestic and international concerns. In addition, his extensive experience in companies that provide services to the government sector, as well as his experience in the commercial sector, provide solid experience for the continuing growth of the Company’s Treatment and Services Segment. Mr. Grumski’s extensive knowledge and problem-solving experiences, executive operational leadership experience and governance experience enhance the Board’s ability to address significant challenges in the nuclear market and led the Board to conclude that he should serve as a director.

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The Honorable Joe R. Reeder, Director Age: 78

Mr. Reeder, a director since 2003, is a principal shareholder of the law firm of Greenberg Traurig LLP, one of the world’s largest law firms, with 51 offices and over 3,000 attorneys worldwide. Mr. Reeder served as Shareholder-in-Charge of the law firm’s Mid-Atlantic Region offices for ten years. His clientele includes celebrities, heads of state, sovereign nations, international corporations, and law firms. As the U.S. Army’s 14th Undersecretary (1993-97), he also served three years as Chairman of the Panama Canal Commission’s Board, overseeing a multibillion-dollar infrastructure program. For the past 23 years, he has served on the Canal’s International Advisory Board. He has written extensively in leading journals on corporate cybersecurity and has served on the boards of the USO; the National Defense Industry Association (“NDIA”), chairing NDIA’s Ethics Committee; the Armed Services YMCA; the Marshall Legacy Institute; and many other private companies and charitable organizations. He served as a director of ELBIT Systems of America, LLC, (2005-2020), a subsidiary of Elbit Systems Ltd. (Nasdaq: ESLT), a multi-billion-dollar provider of defense, homeland security, and commercial aviation system solutions. Mr. Reeder has also served as director of WashingtonFirst Bank, the bank subsidiary of WashingtonFirst Bankshares, Inc. (Nasdaq: WSBI), from 2004 to 2017; Sandy Spring Bancorp, Inc. (Nasdaq: SASR), from 2018 to 2020; and Trustar Bank, a Virginia state-chartered bank (2022 - present).

After two successive 4-year appointments by Virginia Governors Mark Warner and Tim Kaine, Mr. Reeder served seven years as Chairman of two Commonwealth of Virginia military boards, and 10 years on the USO Board of Governors. Appointed by former Governor Terry McAuliffe to the Virginia Military Institute’s Board of Visitors (2014), he was reappointed in 2018 by former Virginia Governor Ralph Northam, with his term ending in 2022. Mr. Reeder has been a television commentator on legal and national security issues, is consistently named a Super Lawyer for Washington, D.C., and has served six years after his appointment in 2018 to the U.S. Court of Federal Claims Advisory Council Bid Protest Committee.

A West Point graduate who served in the 82nd Airborne Division after Ranger School, Mr. Reeder earned his J.D. from the University of Texas, and his L.L.M. from Georgetown University.

He has devoted his career to resolving complex domestic and international issues and continues to enhance the Board in addressing major challenges in the nuclear market and day-to-day corporate and Washington D.C.- related challenges. Mr. Reeder’s unique background in law, business, and the highest levels of government led the Board to conclude that he should serve as a director.

Larry M. Shelton, Board Chairman Age: 72

Mr. Shelton, a director since July 2006, has also held the position of Chairman of the Board of the Company since December 2014. Mr. Shelton served as the CFO of S K Hart Management, LLC, a private investment management company (“S K Hart Management”), from 1999 until August 2018. Mr. Shelton served as President of Pony Express Land Development, Inc. (an affiliate of SK Hart Management), a privately held land development company, from January 2013 until August 2017, and has served on its board since December 2005. Mr. Shelton served as Director and CFO of S K Hart Ranches (PTY) Ltd, a private South African Company involved in agriculture, from March 2012 to March 2020. Mr. Shelton has over 20 years of experience as an executive financial officer for several waste management companies, including as CFO of Envirocare of Utah, Inc. (now EnergySolutions, Inc. (1995–1999)), a privately held nuclear waste services company, and as CFO of USPCI, Inc. (1982–1987), then a NYSE- listed public company engaged in the hazardous waste business. Since July 1989, Mr. Shelton has served on the board of Subsurface Technologies, Inc., a privately held company specializing in providing environmentally sound innovative solutions for water well rehabilitation and development.

Mr. Shelton has a B.A. in accounting from the University of Oklahoma.

With his years of accounting experience as CFO of various companies, including a number of waste management companies, Mr. Shelton combines extensive industry knowledge and understanding of accounting principles, financial reporting requirements, evaluating and overseeing financial reporting processes and business matters. These factors led the Board to conclude that he should serve as a director.

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The Honorable Zach P. Wamp, Director Age: 68

Mr. Wamp, a director since January 2018, is currently the President of Zach Wamp Consulting, a position he has held since 2011. As the President and owner of Zach Wamp Consulting, he has served some of the most prominent companies from Silicon Valley to Wall Street as a business development consultant and advisor. From September 2013 to November 2017, Mr. Wamp chaired the Board of Directors for Chicago Bridge and Iron Federal Services, LLC (a subsidiary of Chicago Bridge & Iron Company, NYSE: CBI, which provides critical services primarily to the U.S. government). From January 1995 to January 2011, Mr. Wamp served as a member of the U.S. House of Representatives from Tennessee’s 3rd Congressional District. Among his many accomplishments, which included various leadership roles in the advancement of education and science, Mr. Wamp was instrumental in the formation and success of the Tennessee Valley Technology Corridor, which created thousands of jobs for Tennesseans in the areas of high-tech research, development, and manufacturing. During his career in the political arena, Mr. Wamp served on several prominent subcommittees during his 14 years on the House Appropriations Committee, including serving as a “ranking member” of the Subcommittee on Military Construction and Veterans Affairs and Related Agencies. Mr. Wamp has been a regular panelist on numerous media outlets and has been featured in a number of national publications effectively articulating sound social and economic policy. Mr. Wamp’s business career has also included work in the real estate sector for a number of years as a licensed industrial-commercial real estate broker, for which he was named Chattanooga’s Small Business Person of the Year.

Mr. Wamp has an extensive career in solving and overseeing solutions to complex issues involving domestic concerns. In addition, his wide-ranging career, particularly with respect to his government-related work, provides solid experience for the continuing growth of the Company’s Treatment and Services Segments. His extensive knowledge and problem-solving expertise enhance the Board’s ability to address significant challenges in the nuclear market and led the Board to conclude that he should serve as a director.

Mark A. Zwecker, Director Age:75

Mr. Zwecker, a director since the Company’s inception in January 1991, previously served as the CFO and a board member of JCI US Inc. from 2013 to 2019. JCI US Inc. is a telecommunications company and wholly-owned subsidiary of Japan Communications, Inc. (Tokyo Stock Exchange (Securities Code: 9424)), which provides cellular service for M2M (machine to machine) applications. From 2006 to 2013, Mr. Zwecker served as Director of Finance for Communications Security and Compliance Technologies, Inc., a wholly-owned subsidiary of JCI US Inc. that develops security software products for the mobile workforce. Mr. Zwecker has held various other senior management positions, including President of ACI Technology, LLC, a privately-held IT services provider, and Vice President of Finance and Administration for American Combustion, Inc., a privately-held combustion technology solutions provider. In 1981, with Dr. Centofanti, Mr. Zwecker co-founded a start-up, PPM, Inc., a hazardous waste management company. He remained with PPM, Inc. until its acquisition in 1985 by USPCI.

Mr. Zwecker has a B.S. in Industrial and Systems Engineering from the Georgia Institute of Technology and an M.B.A. from Harvard University.

As a director since our inception, Mr. Zwecker’s understanding of our business provides valuable insight to the Board. With years of experience in operations finance for various companies, including a number of waste management companies, Mr. Zwecker combines extensive knowledge of accounting principles, financial reporting rules and regulations, the ability to evaluate financial results, and understanding of financial reporting processes. He has an extensive background in operating complex organizations. Mr. Zwecker’s experience and background position him well to serve as a member of our Board. These factors led the Board to conclude that he should serve as a director.

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Assuming the presence of a quorum for the Meeting, the election of directors requires the affirmative vote of a plurality of the votes that could be cast at the Meeting upon the election. For purposes of this proposal, abstentions, votes withheld, and broker non-votes will not be counted in determining the outcome of the election, although such shares will be considered present for the purpose of determining the presence of a quorum.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE ELECTION OF THE NINE NOMINEES AS THE COMPANY’S DIRECTORS.

Board Skills Matrix

The Company seeks to maintain a Board of Directors that reflects a balanced mix of functional expertise, leadership experience, high ethical standards, critical thinking, and diverse backgrounds necessary to effectively oversee the Company’s business. The Governance and Nominating Committee is responsible for identifying and evaluating the skills, experience, and attributes required for effective Board composition. The Board Skills Matrix below summarizes the Governance and Nominating Committee’s assessment of the key skills, experience, and characteristics represented on our current Board and illustrates how those competencies align with the Company’s strategic priorities and business needs.

KEY SKILLS/EXPERIENCE	NUMBER OF DIRECTORS
Corporate Governance: Supports management and board accountability, transparency and protection of shareholder interests	9
Financial Literacy: Knowledge of financial reporting, internal controls and procedures and complex financial transactions, as is involved with the Company business	7
Government/DOE/DOD Policies: Significant work experience with government decision makers	9
Business/Investment Structures: Work experience with infrastructure for financial interests and proven success	9
Risk Management and Compliance: Understanding and experience with identification, assessment and oversight of risk management and programs, including cyber-security risks	9
Nuclear Waste Management: Understanding the compliance and environmentally responsible nuclear services and radioactive waste management solutions	7
Environmental Studies: Analytical tools and skills understanding the environment, while emphasizing the role of beliefs, values and ethics of the corporate body	9
Human Capital Management: Experience and understanding talent management and development, executive compensation issues and succession planning efforts	9
Regulatory/Legal Processes: Knowledge of the various regulatory processes governing Perma-Fix business sectors, such as financial, environmental, nuclear, and safety	9
International Work: Experience in overseeing global operations and assessing opportunities and challenges	8

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Board Gender and Demographic

The following table reflects the gender and demographic makeup of the Company’s Board of Directors.

Demographic
Name	Gender (1)	Identity (2)
LTG (ret.) Thomas P. Bostick	M	A,B
Dr. Louis F. Centofanti	M	W
Mark J. Duff	M	W
Kerry C. Duggan	F	W
Joseph T. Grumski	M	W
Honorable Joe R. Reeder	M	W
Larry M. Shelton	M	W
Honorable Zach P. Wamp	M	W
Mark A. Zwecker	M	W

(1) M-Male, F-Female.

(2) A-Asian, B-Black or African American, W-White.

In addition to the above, two of our nine current directors are military veterans.

Board Independence

Our Common Stock is listed on The Nasdaq Capital Market. Rule 5605 of the Nasdaq Marketplace Rules requires a majority of a listed company’s board of directors to be comprised of independent directors. In addition, the Nasdaq Marketplace Rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent under applicable provisions of the Exchange Act. Audit committee members must also satisfy independence criteria set forth in Rule 10A-3 under the Exchange Act, and compensation committee members must also satisfy the independence criteria set forth in Rule 10C-1 under the Exchange Act. Under Nasdaq Rule 5605(a)(2), a director will only qualify as an “independent director” if, in the opinion of our Board, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In order to be considered independent for purposes of Rule 10A-3 under the Exchange Act, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee, accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries or otherwise be an affiliated person of the listed company or any of its subsidiaries. In order to be considered independent for purposes of Rule 10C-1, the board must consider, for each member of a compensation committee of a listed company, all factors specifically relevant to determining whether a director has a relationship to such company which is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member, including, but not limited to: the source of compensation of the director, including any consulting advisory or other compensatory fee paid by such company to the director; and whether the director is affiliated with the company or any of its subsidiaries or affiliates.

Our Board annually reviews the composition of our Board of Directors and its committees and the independence of each director. Based upon information requested from and provided by each director concerning his/her background, employment and affiliations, including family relationships, our Board of Directors has determined that Ms. Kerry C. Duggan and each of Messrs. Thomas P. Bostick, Joseph T. Grumski, Joe R. Reeder, Larry M. Shelton, Zach P. Wamp and Mark A. Zwecker is an “independent director” as defined under the Nasdaq Marketplace Rules. Our Board of Directors has also determined that each member of our Audit Committee, consisting of Mark A. Zwecker (Chairperson), Joseph T. Grumski, and Larry M. Shelton, and each member of our Compensation and Stock Option Committee, consisting of Joseph T. Grumski (Chairperson), Zach P. Wamp, and Mark A. Zwecker, satisfy the independence standards for such committees established by the SEC and the Nasdaq Marketplace Rules, as applicable. In making such determination, our Board of Directors considered the relationships that each non-employee director has with our Company and all other facts and circumstances our Board of Directors deemed relevant in determining independence, including the beneficial ownership of our capital stock by each non-employee director.

Our Board of Directors has determined that neither Dr. Louis Centofanti nor Mark J. Duff is deemed to be an “independent director” because of each such person’s employment as a senior executive officer of the Company.

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Board Leadership Structure

We currently separate the roles of Chairman of the Board and CEO. The Board believes that this leadership structure promotes balance between the Board’s independent authority to oversee our business, and the CEO and his management team, who manage the business on a day-to-day basis.

The Company does not have a written policy with respect to the separation of the positions of Chairman of the Board and CEO. The Company believes it is important to retain its flexibility to allocate the responsibilities of the offices of the Chairman and CEO in any way that is in the best interests of the Company at a given point in time; therefore, the Company’s leadership structure may change in the future as circumstances may dictate.

Mark A. Zwecker, a current member of our Board, continues to serve as the Independent Lead Director, a position he has held since February 2010. The Lead Director’s role includes:

●	convening and chairing meetings of the non-employee directors as necessary from time to time and Board meetings in the absence of the Chairman of the Board;
●	acting as liaison between directors, committee chairs and management;
●	serving as information sources for directors and management; and
●	carrying out responsibilities as the Board may delegate from time to time.

Meetings and Committees of the Board of Directors

During 2025, the Board of Directors held six meetings. No director attended fewer than 75% of the aggregate number of meetings held by the Board of Directors and the committees on which he served during 2025. The Company does not currently have a policy with respect to the attendance of its directors at annual meetings; however, the Company encourages each of its directors to attend whenever possible. All members of our Board of Directors attended our 2025 Annual Meeting of Stockholders. The Board of Directors has a standing Audit Committee, Compensation and Stock Option Committee, Corporate Governance and Nominating Committee, Strategic Advisory Committee, and Demand Review Committee.

Audit Committee:

The Audit Committee assists the Board of Directors in monitoring the integrity of the financial statements of the Company, the independent auditor’s qualifications and independence, the performance of the Company’s internal audit function and independent auditor, the Company’s management of cybersecurity and the Company’s compliance with legal and regulatory requirements. In carrying out these purposes, the Audit Committee, among other things:

●	appoints, evaluates, and approves the compensation of the Company’s independent auditor;

●	pre-approves all auditing services and permitted non-audit services;

●	annually considers the qualifications and independence of the independent auditors;

●	reviews recommendations of independent auditors concerning the Company’s accounting principles, internal controls, and accounting procedures and practices;

●	reviews and approves the scope of the annual audit;

●	reviews and discusses with the independent auditors the audited financial statements;

●	reviews and provides oversight of the Company’s cybersecurity processes and polices, including risk assessments and incident reporting;

●	reviews and provides oversight of any related party transactions; and

●	performs such other duties as set forth in the Audit Committee Charter.

The Audit Committee was established in accordance with the requirements of the Exchange Act and the listing requirements of the Nasdaq and is governed by an Audit Committee Charter. A copy of the Audit Committee Charter is available on our website at https://ir.perma-fix.com/governance-docs. The Audit Committee has established procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission of concerns by employees of the Company regarding accounting or auditing matters. The Audit Committee has the authority to retain internal or external legal counsel and other experts in connection with performing the Audit Committee duties.

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The Audit Committee members during 2025 were Mark A. Zwecker (Chairperson), Joseph T. Grumski, and Larry M. Shelton. The Board of Directors has determined that each member of the Audit Committee is/was “independent,” as that term is defined for an audit committee member under the Exchange Act and Nasdaq Rule 5605(c). Additionally, our Board has also determined that all members of our Audit Committee are “audit committee financial experts” as defined by Item 407(d)(5)(ii) of Regulation S-K of the Exchange Act. The Audit Committee meets at least quarterly and at such additional times as necessary or advisable. The Audit Committee held 14 meetings during 2025.

Compensation and Stock Option Committee:

The Compensation and Stock Option Committee (the “Compensation Committee”) reviews and recommends to the Board of Directors the compensation and benefits of all of the Company’s officers and reviews general policy matters relating to compensation and benefits of the Company’s employees. The Compensation Committee also administers the Company’s stock option plans. The Compensation Committee has the sole authority to retain and terminate a compensation consultant, as well as to approve the consultant’s fees and other terms of engagement. It also has the authority to obtain advice and assistance from internal or external legal, accounting or other advisors. No compensation consultant was employed during 2025. Members of the Compensation Committee during 2025 were Joseph T. Grumski (Chairperson), Zach P. Wamp, and Mark A. Zwecker. All members of the Compensation Committee are/were “independent” as that term is defined by current Nasdaq listing standards. The Compensation Committee meets as often as may be deemed necessary or appropriate in its judgment. The Compensation Committee held four meetings during 2025. The Compensation Committee is governed by the Company’s Compensation and Stock Option Committee Charter, which is available on our website at https://ir.perma-fix.com/governance-docs.

Corporate Governance and Nominating Committee:

The Corporate Governance and Nominating Committee (the “Governance and Nominating Committee”) has specific responsibilities which include:

●	considering and making recommendations to the Board regarding the composition and chairmanship of the committees of our Board;
●	developing and making recommendations to our Board regarding corporate governance guidelines which include policies and procedures that promote honest and ethical conduct and prohibit conflict of interest in business conduct;
●	overseeing evaluations of the Board’s performance, including committees of the Board; and
●	overseeing Company practices and initiatives with respect to environmental, social and governance matters.

The Governance and Nominating Committee recommends to the Board of Directors candidates to fill vacancies on the Board and the nominees for election as directors at each annual meeting of stockholders. In making such recommendations, the Governance and Nominating Committee takes into account information provided to them from the candidates, as well as the Committee’s own knowledge and information obtained through inquiries to third parties to the extent the Committee deems appropriate. The Company’s Bylaws sets forth certain minimum director qualifications to qualify as a nominee for election as a director. To qualify for nomination or for election as a director, an individual must:

●	be an individual at least 21 years of age who is not under legal disability;
●	have the ability to be present, in person, at all regular and special meetings of the Board of Directors;
●	not serve on the boards of more than three other publicly-held companies;
●	satisfy the director qualification requirements of all environmental and nuclear commissions, boards or similar regulatory or law enforcement authorities to which the Company is subject so as not to cause the Company to fail to satisfy any of the licensing requirements imposed by any such authority;
●	not be affiliated with, employed by or be a representative of, or have or acquire a material personal involvement with, or material financial interest in, any “Business Competitor” (as defined in the Bylaws);
●	not have been convicted of a felony or of any misdemeanor involving moral turpitude; and
●	have been nominated for election to the Board of Directors in accordance with the terms of the Bylaws.

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In addition to the minimum director qualifications as mentioned above, in order for any proposed nominee to be eligible to be a candidate for election to the Board of Directors, such candidate must deliver to the Governance and Nominating Committee a completed questionnaire with respect to the background, qualifications, stock ownership and independence of such proposed nominee. The Governance and Nominating Committee reviews each candidate’s qualifications to include considerations of:

●	standards of integrity, personal ethics and values, commitment, and independence of thought and judgment;
●	ability to represent the interests of the Company’s stockholders;
●	ability to dedicate sufficient time, energy and attention to fulfill the requirements of the position; and
●	diversity of skills and experience with respect to accounting and finance, management and leadership, business acumen, vision and strategy, charitable causes, business operations, and industry knowledge.

The Governance and Nominating Committee does not assign specific weight to any particular criteria, and no particular criterion is necessarily applicable to all prospective nominees. The Governance and Nominating Committee does not have a formal policy for the consideration of diversity in identifying nominees for directors. However, diversity is one of the many factors taken into account when considering potential candidates to serve on the Board of Directors. The Company recognizes that diversity in professional and life experiences may include consideration of gender, race, cultural background or national origin, in identifying individuals who possess the qualifications that the Governance and Nominating Committee believes are important to be represented on the Board. The Company also views and values diversity from the perspective of professional and life experiences, as well as geographic location, representative of the markets in which we do business. The Company believes that the inclusion of diversity as one of many factors considered in selecting director nominees is consistent with the Company’s goal of creating a board of directors that best serves our needs and those of our shareholders.

Stockholder Nominees

The Governance and Nominating Committee will consider properly submitted stockholder nominations for candidates for membership on the Board from stockholders who meet each of the requirements set forth in the Bylaws, including, but not limited to, the requirements that any such stockholder has continuously held at least $2,000 in market value, or at least 1% of the Company’s shares of the Common Stock entitled to vote at the meeting on such election, and has held such shares continuously for at least one full year, and continuously holds such shares through and including the time of the annual or special meeting. Nominations of persons for election to the Board may be made at any Annual Meeting of Stockholders, or at any Special Meeting of Stockholders called for the purpose of electing directors. Any stockholder nomination (“Proposed Nominee”) must comply with the requirements of the Company’s Bylaws and the Proposed Nominee must meet the minimum qualification requirements as discussed above. For a nomination to be made by a stockholder, such stockholder must provide advance written notice to the Governance and Nominating Committee, delivered to the Company’s principal executive office address (i) in the case of an Annual Meeting of Stockholders, no later than the 90th day nor earlier than the 120th day prior to the anniversary date of the immediately preceding Annual Meeting of Stockholders; and (ii) in the case of a Special Meeting of Stockholders called for the purpose of electing directors, not later than the 10th day following the day on which public disclosure of the date of the Special Meeting of Stockholders is made.

The Governance and Nominating Committee will evaluate the qualification of the Proposed Nominee and the Proposed Nominee’s disclosure and compliance requirements in accordance with the Company’s Bylaws. If the Board, upon the recommendation of the Governance and Nominating Committee, determines that a nomination was not made in accordance with the Company’s Bylaws, the Chairman of the Meeting shall declare the nomination defective, and it will be disregarded.

Members of the Governance and Nominating Committee during 2025 were Joe R. Reeder (Chairperson), Thomas P. Bostick, Kerry C. Duggan, and Zach P. Wamp. The Governance and Nominating Committee meets at least quarterly and at such times as necessary or advisable and held four meetings in 2025. The Governance and Nominating Committee is governed by a Corporate Governance and Nominating Committee Charter, which is available on our website at https://ir.perma-fix.com/governance-docs. All members of the Governance and Nominating Committee are/were “independent” as that term is defined by current Nasdaq listing standards.

Strategic Advisory Committee:

The primary functions of the Strategic Advisory Committee (“Strategic Committee”) are to investigate and evaluate strategic alternatives available to the Company and to work with management on long-range strategic planning and identification of potential new business opportunities. Members of the Strategic Advisory Committee during 2025 were Dr. Louis F. Centofanti (Chairperson), Kerry C. Duggan, Joe R. Reeder, and Zach P. Wamp. The Strategic Committee held four meetings in 2025. The Strategic Advisory Committee is governed by a Strategic Advisory Committee Charter, which is available on our website at https://ir.perma-fix.com/governance-docs.

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Demand Review Committee

The Demand Review Committee was established in March 2025 to review, analyze and evaluate shareholder demands and to make recommendations to the Board with respect to such demands. The Demand Review Committee is ad hoc, in that composition of the Demand Review Committee will necessarily change in response to specific shareholder demand and will meet at such times as necessary or advisable. The Demand Review Committee held two meetings in 2025. The Demand Review Committee is governed by a Demand Review Charter, which is available on our website at https://ir.perma-fix.com/governance-docs.

Risk Oversight by Our Board

The Board is responsible for understanding the risks the Company faces, what steps management is taking to manage those risks and if the steps taken are effective in managing those risks. It is also important that the Board understands what level of risk is appropriate for the Company. While the Board has the ultimate oversight responsibility for the risk management process, certain committees play an integral part in fulfilling the Board’s oversight responsibilities in certain areas of risk. In particular, the Audit Committee focuses on financial and enterprise risk exposures, including internal controls and cybersecurity (including oversight of appropriate risk prevention and mitigation strategies, systems, processes and controls). The Audit Committee reviews and discusses with management and internal audit our major financial risk exposures, including risks related to fraud, liquidity and regulatory compliance, our policies with respect to risk assessment and risk management, cybersecurity management, and the steps management has taken to monitor and control such exposures at least quarterly and whenever warranted. The Compensation Committee strives to create incentives that do not encourage excessive risk-taking beyond the Company’s ability to effectively identify and manage risk. The Governance and Nominating Committee monitors the effectiveness of our governance guidelines and provides oversight of programs, policies and practices relating to environmental and social issues and impacts to support the sustainable growth of the Company’s businesses. The Demand Review Committee focuses on financial and reputational risks arising from litigations that may result from shareholder demands. The participation of our Board in our risk oversight process includes engaging in discussion and receiving regular reports from members of senior management on areas of material risk to the Company, including operational, financial, legal and regulatory, environmental, cybersecurity, and strategic and reputational risks. Each of our directors has access to our named executive officers and any other members of our management to discuss and monitor potential risks.

Code of Ethics

Our Code of Business Conduct and Ethics (“Code of Ethics”), which applies to our Board and all our employees, including our CEO and our senior financial officers, complies with applicable SEC rules and Nasdaq listing standards and is available on our website at https://ir.perma-fix.com/governance-docs. The provisions of the Code of Ethics that apply to the CEO and our senior financial officers, including our CFO and our chief accounting officer, complies with the requirements imposed by the Sarbanes-Oxley Act of 2002 and the rules issued thereunder for codes of ethics applicable to such officers. If any amendments are made to the Code of Ethics, or any grants of waivers are made to any provision of the Code of Ethics, that are applicable to our CEO and our senior financial officers, we will promptly disclose the amendment or waiver and nature of such amendment or waiver on our website at the same web address.

Clawback Policy

We maintain a Clawback Policy to comply with the applicable SEC rules and Nasdaq listing standards. The Clawback Policy requires the Company to recoup erroneously awarded incentive compensation earned by the covered officers during the three fiscal years that precede the date on which the Company determines it is required to prepare a “Big R” or “little r” accounting restatement. The Clawback Policy applies to those officers who are subject to Section 16(a) of the Exchange Act and applies to incentive-based compensation (i.e., compensation that is earned in whole or in part based on the attainment of financial reporting measures). A copy of the Clawback Policy is also available on our website at https://ir.perma-fix.com/governance-docs.

Stock Trading, Reporting and Blackout Policy (“Stock Trading Policy”)

The Company is committed to promoting high standards of ethical business practices and compliance with applicable laws, rules, and regulations. As part of our commitment to these standards, we have adopted the Stock Trading Policy governing the purchase, sale, and other dispositions of Company securities by its directors, officers, and employees. The Stock Trading Policy also strongly discourages employees, officers and directors from engaging in certain types of transactions, which include short sales, margin accounts, standing and limit order, or other inherently speculative transactions with respect to the Company’s stock at any time. Stock Trading Policy is reasonably designed to promote compliance with insider trading laws, rules, and regulations. A copy of our Stock Trading Policy is available on our website at https://ir.perma-fix.com/governance-docs.

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Compensation of Directors

Directors who are employees receive no additional compensation for serving on the Board or its committee(s). In 2025, the Company provided the following annual compensation to each non-employee director and the committee(s) for which he/she serves:

●	a quarterly fee of $11,500;
●	an additional quarterly fee of $8,750 to the Chairman of the Board;
●	an additional quarterly fee of $6,250 to the Chairman of the Audit Committee;
●	an additional quarterly fee of $3,125 to the Chairman of each of the Compensation Committee, the Governance and Nominating Committee, and the Strategic Committee. The Chairman of the Board was not eligible to receive a quarterly fee for serving as the Chairman of any the aforementioned committees;
●	an additional $1,250 to each Audit Committee member (excluding the Chairman of the Audit Committee);
●	an additional quarterly fee of $500 to each member of the Compensation Committee, the Governance and Nominating Committee, and the Strategic Committee. Such fee was payable only if the member did not also serve as the Chairman of any other standing committees or as the Chairman of the Board; and
●	a fee of $1,000 for each in-person board meeting attended and a $500 fee for meeting attended virtually.

Each director may elect to have either 65% or 100% of such fees payable in Common Stock under the 2003 Outside Directors Stock Plan, with the balance, if any, payable in cash. Each non-employee director was also granted an NQSO to purchase 10,000 shares of Common Stock upon reelection with vesting period of 25% per year, beginning on the first anniversary date of the grant, with each option having a 10-year term.

As an executive officer of the Company, each Dr. Louis Centofanti and Mark Duff, is not eligible to receive compensation for his respective service as a director of the Company (See “Executive Compensation,” - “Summary Compensation” table for each of Dr. Centofanti’s and Mark Duff’s annual salary and other compensation as an employee of the Company).

The table below summarizes compensation expenses recognized by the Company for director options and stock awards (resulting from fees earned) for the year ended December 31, 2025. The terms of the 2003 Outside Directors Stock Plan are further described below under “2003 Outside Directors Stock Plan.”

Director Compensation

Name	Fees Earned or Paid In Cash	Stock Awards	Option Awards		Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
	($) (1)	($) (2)	($) (4)		($)	($)	($)	($)

Thomas P. Bostick	—	67,334	86,100	(3)	—	—	—	153,434
Kerry C. Duggan	18,725	46,359	86,100	(3)	—	—	—	151,184
Joseph T. Grumski	—	91,334	86,100	(3)	—	—	—	177,434
Joe R. Reeder	—	81,335	86,100	(3)	—	—	—	167,435
Larry M. Shelton	31,675	78,438	86,100	(3)	—	—	—	196,213
Zach P. Wamp	19,425	48,094	86,100	(3)	—	—	—	153,619
Mark A. Zwecker	26,600	65,866	86,100	(3)	—	—	—	178,566

(1)	Under the 2003 Outside Directors Stock Plan, each director elects to receive 65% or 100% of the director’s fees in shares of our Common Stock. The amounts set forth above represent the portion of the director’s fees paid in cash and exclude the value of the director’s fee elected to be paid in Common Stock under the 2003 Outside Directors Stock Plan, which values are included under “Stock Awards.”

(2)	The number of shares of Common Stock comprising stock awards granted under the 2003 Outside Directors Stock Plan is calculated based on 75% of the closing market value of the Common Stock as reported on the Nasdaq on the business day immediately preceding the date that the quarterly fee is due. Such shares are fully vested on the date of grant. The value of the stock award is based on the market value of our Common Stock at each quarter end times the number of shares issuable under the award. The amount shown is the fair value of the Common Stock on the date of the award.

(3)	Reflects options granted under the Company’s 2003 Outside Directors Stock Plan resulting from re-election to the Board on July 24, 2025. Options are for a 10-year period with an exercise price of $12.23 per share and vest 25% per year, beginning on the first anniversary date of the grant. The value of the option award for each outside director is calculated based on the fair value of the option per share (approximately $8.61) on grant date times the number of options granted, which was 10,000 for each director, pursuant to ASC 718, “Compensation – Stock Compensation.”.

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(4)	The following table reflects the aggregate number of outstanding NQSOs held by the Company’s directors as of December 31, 2025. As an employee of the Company or its subsidiaries, neither Dr. Centofanti nor Mark Duff is eligible to participate in the 2003 Outside Directors Stock Plan. Options reflected below for each of Dr. Centofanti and Mark Duff were granted from the Company’s 2017 Stock Option Plan:

Options Outstanding at
Name	December 31, 2025
Dr. Louis Centofanti	50,000
Thomas P. Bostick	56,000
Mark J. Duff	120,000
Kerry C. Duggan	56,000
Joseph T. Grumski	58,400
Joe R. Reeder	42,500
Larry M. Shelton	62,000
Zach P. Wamp	63,200
Mark A. Zwecker	62,000
Total	570,100

2003 Outside Directors Stock Plan

We believe that it is important for our directors to have a personal interest in our success and growth and for their interests to be aligned with those of our stockholders; therefore, under our 2003 Outside Directors Stock Plan, each outside director is granted an NQSO to purchase up to 20,000 shares of Common Stock on the date such director is initially elected to the Board, and receives on each re-election date a NQSO to purchase up to another 10,000 shares of our Common Stock, with the exercise price being the fair market value of the Common Stock preceding the option grant date. Common Stock shares subject to option granted vest at 25% per year, beginning on the first anniversary date of the grant and no option shall be exercisable after the expiration of ten years from the date the option is granted.

As a member of the Board, each director may elect to receive either 65% or 100% of his or her director’s fee in shares of our Common Stock. The number of shares received by each director is calculated based on 75% of the fair market value of the Common Stock determined on the business day immediately preceding the date that the quarterly fee is due. The balance of each director’s fee, if any, is payable in cash.

In the event of a “change of control” (as defined in the 2003 Outside Directors Stock Plan) or by reason of the director’s death or Disability (as defined), each outstanding stock option and stock award shall immediately become exercisable in full notwithstanding the vesting or exercise provisions contained in the stock option agreement.

Communications with the Board

The Company’s Board of Directors believes that it is important for the Company to have a process that enables stockholders to send communications to the Board. Accordingly, stockholders who wish to communicate with the Board of Directors or a particular director may do so by sending a letter to the Secretary of the Corporation, at 8302 Dunwoody Place, Suite 250, Atlanta, Georgia 30350. The mailing envelope must clearly indicate that the enclosed letter is a “Stockholder-Board Communication” or “Stockholder-Director Communication.” All such letters must identify the author as a stockholder and clearly state whether the intended recipients are all members of the Board of Directors or only certain specified individual directors. The Secretary of the Corporation will make copies of all such letters and circulate them to the appropriate director or directors.

Family Relationships

There are no family relationships between any of the Company’s existing directors, executive officers, or persons nominated or chosen to become a director or executive officer. Dr. Centofanti and Mark Duff are the only directors who are employees of the Company.

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Certain Relationships and Related Transactions

Audit Committee Review

Our Audit Committee Charter provides for the review by the Audit Committee of any related party transactions, other than transactions involving an employment relationship with the Company, which are reviewed by the Compensation Committee. Although we do not have written policies for the review of related party transactions, the Audit Committee reviews transactions between the Company and its directors, executive officers, holders of more than 5% of any class of the Company’s voting securities, and their respective immediate family members. In reviewing a proposed transaction, the Audit Committee takes into account, among other factors it deems appropriate:

(1)	the extent of the related person’s interest in the transaction;
(2)	whether the transaction is on terms generally available to an unaffiliated third-party under the same or similar circumstances;
(3)	the cost and benefit to the Company;
(4)	the impact or potential impact on a director’s independence in the event the related party is a director, an immediate family member of a director or an entity in which a director is a partner, stockholder or executive officer;
(5)	the availability of other sources for comparable products or services;
(6)	the terms of the transaction; and
(7)	the risks to the Company.

In addition, as applicable, the Audit Committee considers Section 144 of the DGCL and the Company’s Code of Ethics.

The provisions of Section 144 of the DGCL apply to transactions between the Company and any of its officers or directors, or any organization in which any such individual has a financial interest or serves as a director or officer (individually, a “Section 144 Related Party,” and, collectively, “Section 144 Related Parties”). Section 144 provides that a transaction between a corporation and any Section 144 Related Party will not be void or voidable solely because such transaction involves the corporation and the Section 144 Related Party, or solely because the Section 144 Related Party is present at or participates or votes in the meeting of the board or committee which authorizes the transaction, if the transaction (a) is approved in good faith after full disclosure of the material facts of the transaction by a majority vote of (i) the disinterested directors, or (ii) the stockholders, and (b) is fair as to the corporation as of the time it is authorized, approved, or ratified by the board, a committee or the stockholders.

Our Code of Ethics, which applies to our Board, all our employees (including NEOs) and our senior financial officers, provides that such individuals must exhibit and promote honest and ethical conduct in connection with the performance of his or her duties for and on behalf of the Company, including the ethical handling of actual or apparent conflicts of interest involving such individual and the Company, by, among other considerations:

●	not entering into a transaction that would result in a conflict of interest with what is in the best interest of the Company and that is reasonably likely to result in material personal gain to any such individuals or their affiliates; and
●	not having a personal financial interest in any of the Company’s suppliers, customers or competitors that could cause divided loyalty as a result of having the ability to influence the Company’s decisions with that particular supplier or customer or actions to be taken by the Company that could materially benefit a competitor.

Related party transactions are reviewed by the Audit Committee prior to the consummation of the transaction. With respect to a related party transaction arising between Audit Committee meetings, the CFO may present it to the Audit Committee Chairperson, who will review and may approve the related party transaction subject to ratification by the Audit Committee at the next scheduled meeting. Our Audit Committee shall approve only those transactions that, in light of known circumstances, are not inconsistent with the Company’s best interests.

Related Party Transactions

David Centofanti. David Centofanti serves as our Vice President of Information Systems. For such position, he received annual compensation of $200,000 in 2025. David Centofanti is the son of Dr. Louis F. Centofanti, our EVP of Strategic Initiatives, who is also a Board member.

Audit Committee Report

The Audit Committee is responsible for providing independent objective oversight of the Company’s accounting functions and internal controls. In accordance with rules adopted by the SEC, the Audit Committee of the Company states that:

●	The Audit Committee has reviewed and discussed with management the Company’s audited financial statements for the fiscal year ended December 31, 2025.

●	The Audit Committee has discussed with Grant Thornton LLP, the Company’s independent registered public accounting firm for the year ended December 31, 2025, the matters required to be discussed by Public Company Accounting Oversight Board (“PCAOB”) Auditing Standards No. 16 (“Communications with Audit Committees”), as modified or supplemented.

●	The Audit Committee has received the written disclosures and the letter from Grant Thornton LLP, required by PCAOB Rule 3526, “Communication with Audit Committees Concerning Independence,” as modified or supplemented, and has discussed with Grant Thornton LLP, the independent registered public accounting firm’s independence.

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In connection with the Audit Committee’s discussion with Grant Thornton LLP, as described above, the Audit Committee discussed and considered the nature and scope of the audit services performed by Grant Thornton LLP, for the year ended December 31, 2025, and determined that the audit services provided by Grant Thornton LLP, were compatible with maintaining the independence of Grant Thornton LLP.

Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, for filing with the SEC. The Audit Committee has appointed Grant Thornton LLP, as the Company’s independent registered public accounting firm for 2026.

This report is submitted on behalf of the members of the Audit Committee:

Mark A. Zwecker (Chairperson)

Joseph T. Grumski

Larry M. Shelton

The Report of the Audit Committee shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall it be incorporated by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

NAMED EXECUTIVE OFFICERS

The following table sets forth, as of the date hereof, information concerning our NEOs:

NAME	AGE	POSITION
Mr. Mark Duff	63	President and CEO
Mr. Ben Naccarato	63	CFO, EVP, and Secretary
Mr. Troy Eshleman	56	COO
Dr. Louis Centofanti	82	EVP of Strategic Initiatives
Mr. Richard Grondin	67	EVP of Hanford Waste Operations

Mr. Mark Duff

See “Nominees for Directors – Mark J. Duff” for information on Mr. Duff.

Mr. Ben Naccarato

Mr. Naccarato has served as the Company’s CFO since February 2009. Mr. Naccarato joined the Company in September 2004, holding the position of Vice President of Finance for the Company’s Industrial Segment until May 2006, when he was named Vice President, Corporate Controller/Treasurer. Mr. Naccarato has over 38 years of experience in senior financial positions in the waste management and used oil industries. Mr. Naccarato was the CFO of a privately-held company in the fuel distribution and used waste oil industry from 2002 to 2004 and prior to that served in numerous senior financial roles in the waste management industry in both the US and Canada. Mr. Naccarato is a graduate of the University of Toronto with a Bachelor of Commerce and Finance Degree and is a Chartered Professional Accountant, Certified Management Accountant (CPA, CMA).

Since March 2021, Mr. Naccarato has served as an independent director and as a member of the Audit Committee, the Compensation Committee, and the Strategic Initiatives Committee of PyroGenesis, Inc., a high-tech company involved in the design, development, manufacture and commercialization of advanced plasma processes and products and whose stock is listed for trading on the Toronto Stock Exchange.

Mr. Troy Eshleman

Mr. Troy Eshleman was appointed to the position of COO by the Company’s Board effective January 23, 2025. Mr. Troy Eshleman was originally hired by the Company on January 6, 2025 as Vice President of Operations.

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Mr. Eshleman has more than 35 years’ experience in radioactive waste management facility operations, environmental remediation, hazardous and radioactive material logistics, and facility decommissioning. Mr. Eshleman specializes in commissioning commercially viable solutions to radioactive waste challenges and improving facility operational performance. Prior to joining the Company, Mr. Eshleman founded in 2019 and served until 2024 as the President of Oakleaf Environmental, Inc., a consulting firm specializing in mergers and acquisitions, business strategy and integration, and technical support to a variety of private equity and commercial clients, as well as the U.S. Department of Energy, and Naval Reactors, the U.S. government office that has comprehensive responsibility for the safe and reliable operation of the United States Nav’s nuclear reactors. Mr. Eshleman was previously employed by EnergySolutions, Inc., a privately-held nuclear services company that is one of the largest processors of low level radioactive waste (“LLW”) in America, and its predecessor companies for 27 years in a variety of positions of increasing responsibility focused on the leadership of North American waste processing facility operations, nuclear power plant decommissioning, logistics, international project management, and business development roles, including as SVP of Corporate Business Development and Strategy, SVP of Commercial Waste Processing, SVP of Global Logistics, SVP of Decommissioning Operations, and SVP of EnergySolutions Italia S.r.l. Mr. Eshleman holds a B.S. in Civil Engineering Technology from the University of Pittsburgh.

Dr. Louis Centofanti

See “Nominees for Directors – Dr. Louis F. Centofanti” for information on Dr. Centofanti.

Mr. Richard Grondin

Mr. Grondin was appointed by the Board to serve as an Executive Vice President in July 2020 and has served in various executive vice president roles since that time, most recently as Executive Vice President of Hanford Waste Operations, a position he has held since May 2026. Since joining the Company in 2002, Mr. Grondin has held various positions within the Company’s Treatment Segment, including Vice President of Technical Services, Vice President/General Manager of the Perma-Fix Northwest Richland, Inc. Facility and Vice President of Western Operations. Mr. Grondin, a Project Management Professional, has over 35 years of management and technical experience in the highly regulated and specialized radioactive/hazardous waste management industry with the majority of his experience concentrated on managing start-up waste management processing and disposal facilities for four different organizations in the commercial and government sectors. Prior to joining the Company, Mr. Grondin held the position of Vice President of Mixed Waste Operations for Allied Technology Group in Richland, Washington; Vice President of Operations for Waste Control Specialists in Andrews Texas; and Technical Manager/Director of Operations for Rollins Environmental Services Facility in Deer Trail, Colorado. Mr. Grondin is recognized in the United States and Canada as an authority in hazardous and mixed waste treatment. Mr. Grondin has a Diploma of Collegial Studies in Pure and Applied Sciences from CEGEP of Amiante (Thetford-Mines, Canada) and Analytical Chemistry Techniques from CEGEP of Ahuntsic (Montreal, Canada), a Geography minor from Montreal University (Montreal, Canada) and a Certificate of Business Management from the School of Higher Commercial Studies from Montreal University (Montreal, Canada).

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EXECUTIVE COMPENSATION

Summary Compensation

The following table summarizes the total compensation of the Company’s NEOs for the fiscal years ended December 31, 2025, 2024 and 2023.

Name and Principal Position	Year	Salary	Bonus	Option Awards	Non-Equity Incentive Plan Compensation	All other Compensation	Total Compensation
		($)	($)	($) (1)	($) (2)	($) (3)	($)

Mark Duff	2025	417,155	—	—	—	35,926	453,081
President and CEO	2024	417,155	—	—	—	39,306	456,461
	2023	382,367	—	140,840	187,435	37,453	748,095

Ben Naccarato	2025	332,811	—	—	—	59,374	392,185
EVP and CFO	2024	332,811	—	—	—	52,359	385,170
	2023	310,867	—	80,480	152,386	51,744	595,477

Dr. Louis Centofanti	2025	277,346	—	—	—	31,206	308,552
EVP of Strategic Initiatives	2024	277,346	—	—	—	28,910	306,256
	2023	259,060	—	60,360	126,990	39,015	485,425

Richard Grondin	2025	312,729	—	—	—	46,953	359,682
EVP of Hanford Waste Operations (4)	2024	285,267	—	—	—	41,330	326,597
	2023	266,458	—	60,360	130,617	40,890	498,325

Troy Eshleman	2025	313,846	—	298,861	—	11,424	624,131
COO (5)

(1)	Reflects the aggregate grant date fair value of awards computed in accordance with ASC 718, “Compensation – Stock Compensation.”

(2)	Represents performance compensation earned under the Company’s MIPs. None of the NEOs earned performance compensation under his respective MIP for 2025. The 2025 MIP for each individual in the table is described under the heading “2025 MIPs.”

(3)	The amount shown for 2025 includes a monthly automobile allowance, insurance premiums (health, disability and life) paid by the Company on behalf of the NEO, and 401(k) matching contributions.

	Insurance
Name	Premium	Auto Allowance	401(k) match	Total
Mark Duff	$19,301	$9,000	$7,625	$35,926
Ben Naccarato	$42,624	$9,000	$7,750	$59,374
Dr. Louis Centofanti	$14,581	$9,000	$7,625	$31,206
Richard Grondin	$30,203	$9,000	$7,750	$46,953
Troy Eshleman	$1,122	$8,654	$1,648	$11,424

(4)	In May 2026, Mr. Grondin was appointed as the Company’s EVP of Hanford Waste Operations. From January 2025 through April 2026, Mr. Grondin held the position of EVP of Hanford and International Waste Operations. Both positions are deemed executive offices of the Company.

(5)	Mr. Eshleman was appointed to the position of COO of the Company effective January 23, 2025. Mr. Eshleman was originally hired by the Company on January 6, 2025, as Vice President of Operations.

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Pay Versus Performance Table

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid and certain financial performance of the Company.

	Summary Compensation Table (SCT) Total for		Average Summary	Average	Value of Initial Fixed $100 Investment
	Principal		Compensation	Compensation	Based On
	Executive	Compensation	Table	Actually Paid to	Total
	Officer	Actually Paid	Total for Non-	Non-PEO	Shareholder	Net (loss)
Year	(PEO)(1)	to PEO (2)	PEO NEOs (3)	NEOs (4)	Return (5)	income (6)
(a)	(b)	(c)	(d)	(e)	(f)	(g)
2025	$453,081	$510,709	$421,137	$457,356	$357	$(13,784,000)

2024	$456,461	$701,902	$339,341	$455,363	$314	$(19,979,000)

2023	$748,095	$999,730	$542,263	$661,212	$223	$485,000

(1)	Reflect amount for Mark Duff, President and CEO for each corresponding year in the “Total Compensation” column of the Summary Compensation Table above.

(2)	The dollar amounts reported in column (c) represent the amount of “compensation actually paid” to Mr. Duff, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to Mr. Duff during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to Mr. Duff’s total compensation for each year to determine the “compensation actually paid” under Item 402(v) of Regulation S-K:

	Reported Summary	Reported	Equity	Compensation
	Compensation Table	Value of Equity	Award	Actually
	Total for PEO	Awards (a)	Adjustments (b)	Paid to PEO
Year	($)	($)	($)	($)
2025	$453,081	$-	$57,628	$510,709

2024	$456,461	$-	$245,441	$701,902

2023	$748,095	$(140,840)	$392,475	$999,730

(a)	The grant date fair value of equity awards represents the total of the amounts reported in the “Option Awards” column in the Summary Compensation Table for the applicable year.

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(b)	The equity award adjustments for each applicable year include the addition (or subtraction, as applicable) of the following: (i) the year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; (iii) for awards that are granted and vest in same applicable year, the fair value as of the vesting date; (iv) for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; (v) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and (vi) the dollar value of any dividends or other earnings paid on stock or option awards in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the applicable year. The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant. The amounts deducted or added in calculating the equity award adjustments are as follows:

	Year End Fair Value of Outstanding and Unvested Equity Awards Granted in the Year	Year over Year Change in Fair Value of Outstanding and Unvested Equity Award Granted in Prior Years	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Year over Year Change in Fair Value of Equity Award Granted in Prior Years that Vested in the Year	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Equity Award Adjustments
Year	($)	($)	($)	($)	($)	($)	($)
2025	$-	$62,894	$-	$(5,266)	$-	$-	$57,628

2024	$-	$200,408	$-	$45,033	$-	$-	$245,441

2023	$245,070	$101,015	$-	$46,390	$-	$-	$392,475

(3)	For fiscal year 2025, amount reflects the average of the amounts reported for the Company’s NEO as a group (excluding Mr. Duff) in the “Total Compensation” column of the Summary Compensation Table. The names of each of the NEOs (excluding Mr. Duff) included for purposes of calculating the average amount for each of the fiscal years were Ben Naccarato, CFO; Dr. Louis Centofanti, EVP of Strategic Initiatives; and Richard Grondin, EVP of Hanford Waste Operations. For fiscal year 2023, the average amounts also included Andy Lombardo, who held the position of EVP of Nuclear and Technical Services and was an executive officer of the Company, until his retirement from the position effective January 1, 2024. For fiscal year, 2025, the average amounts also included Troy Eshleman, who was appointed to the position of COO of the Company effective January 23, 2025.

(4)	The dollar amounts reported in column (e) represent the average amount of “compensation actually paid” to the NEOs as a group (excluding Mr. Duff), as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to NEOs as a group (excluding Mr. Duff) during the applicable year. See Footnote (3) above for the NEOs (excluding Mr. Duff) included for each of the fiscal years. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to average total compensation for the NEOs as a group (excluding Mr. Duff) for each year to determine the compensation actually paid, using the same methodology described in Note (2):

	Average Reported Summary Compensation Table Total for Non-PEO NEOs	Average Reported Value of Equity Awards	Average Equity Award Adjustments (a)	Average Compensation Actually Paid to Non-PEO NEOs
Year	($)	($)	($)	($)
2025	$421,137	$(74,715)	$110,934	$457,356

2024	$339,341	$-	$116,022	$455,363

2023	$542,263	$(65,390)	$184,339	$661,212

(a) The amount deducted or added in calculating the total average equity adjustments are as follows:

	Average Year End Fair Value of Outstanding and Unvested Equity Awards Granted in the Year	Average Year over Year Change in Fair Value of Outstanding and Unvested Equity Award Granted in Prior Years	Average Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Average Year over Year Change in Fair Value of Equity Award Granted in Prior Years that Vested in the Year	Fair Value at the Average End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Average Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Average Total Equity Award Adjustments
Year	($)	($)	($)	($)	($)	($)	($)
2025	$90,375	$22,415	$-	$(1,856)	$-	$-	$110,934

2024	$-	$94,968	$-	$21,054	$-	$-	$116,022

2023	$113,783	$48,478	$-	$22,078	$-	$-	$184,339

(5)	Reflects total shareholder return (“TSR”) based on a fixed investment of $100 on January 2, 2023.

(6)	The dollar amounts reported represent the amount of net (loss) income reflected in our consolidated audited financial statements for the applicable year.

All information provided in the “Pay Versus Performance” table above and the related disclosures will not be deemed to be incorporated by reference in any of our filings under the Securities Act of 1933, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

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Outstanding Equity Awards at Fiscal Year-End

The following table sets forth unexercised options held by the NEOs as of the fiscal year-end.

Outstanding Equity Awards as of December 31, 2025

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) (1) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date

Mark Duff	40,000	(2)	10,000	(2)		7.005	10/14/2027
	28,000	(3)	42,000	(3)		3.950	1/19/2029

Ben Naccarato	20,000	(2)	5,000	(2)		7.005	10/14/2027
	16,000	(3)	24,000	(3)		3.950	1/19/2029

Dr. Louis Centofanti	16,000	(2)	4,000	(2)		7.005	10/14/2027
	12,000	(3)	18,000	(3)		3.950	1/19/2029

Richard Grondin	5,000	(2)(5)	5,000	(2)		7.005	10/14/2027
	—	(3)	18,000	(3)(6)		3.950	1/19/2029

Troy Eshleman	—	(4)	50,000	(4)		10.700	1/23/2031

(1)	Pursuant to each of the employment agreements between the Company and, respectively, Mark Duff, Ben Naccarato, Dr. Louis Centofanti, Richard Grondin and Troy Eshleman, each dated May 1, 2026, in the event of death or termination of the executive officer due to disability, or the executive officer terminates his employment for “good reason” or the executive officer is terminated by the Company without cause within 24 months following a change in control, each outstanding option and award shall immediately become exercisable in full commencing on the date of termination until the earlier of 12 months post-termination or the original term of such option or equity award (see “Employment Agreements” below for further discussion of the events pursuant to which accelerated exercise of the respective NEO’s outstanding options can arise).

(2)	Incentive stock option granted on October 14, 2021, under the Company’s 2017 Stock Option Plan. The option has a contractual term of six years and vests at 20% per year over a five-year period, commencing on the first anniversary of the grant date.

(3)	Incentive stock option granted on January 19, 2023, under the Company’s 2017 Stock Option Plan. The option has a contractual term of six years and vests at 20% per year over a five-year period, commencing on the first anniversary of the grant date.

(4)	Incentive stock option granted on January 23, 2025, under the Company’s 2017 Stock Option Plan. The option has a contractual term of six years and vests at 20% per year over a five-year period, commencing on the first anniversary of the grant date.

(5)	On January 20, 2026, Mr. Grondin exercised the vested portion of the ISO granted to him on October 14, 2021, for the purchase of 5,000 shares (Option Shares) of the Company’s Common Stock at $7.005 per share. As permitted by the 2017 Stock Option Plan, Mr. Grondin elected to pay the exercise price of the Option Shares by having the Company withhold from the Option Shares a number of shares having a fair market value equal to the aggregate exercise price of $35,025. Since the fair market value of the Company’s Common Stock on January 20, 2026, (as determined in accordance with the 2017 Stock Option Plan) was $13.71 per share, the Company withheld 2,555 shares of Common Stock ($35,025 divided by $13.71) to pay the aggregate exercise price of the option and issued 2,445 shares to Mr. Grondin.

(6)	On January 20, 2026, Mr. Grondin exercised the vested portion of the ISO granted to him on January 19, 2023, for the purchase of 6,000 shares (Option Shares) of the Company’s Common Stock at $3.95 per share. As permitted by the 2017 Stock Option Plan, Mr. Grondin elected to pay the exercise price of the Option Shares by having the Company withhold from the Option Shares a number of shares having a fair market value equal to the aggregate exercise price of $23,700. Since the fair market value of the Company’s Common Stock on January 20, 2026, (as determined in accordance with the 2017 Stock Option Plan) was $13.71 per share, the Company withheld 1,729 shares of Common Stock ($23,700 divided by $13.71) to pay the aggregate exercise price of the option and issued 4,271 shares to Mr. Grondin.

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Option Exercises

The table below reflects options exercised by our NEOs in 2025:

Name	Number of Shares Acquired on Exercise (#)		Value Realized on Exercise ($)
Mark Duff	17,577	(1)	$185,750	(1)

Ben Naccarato	10,534	(2)	$111,450	(2)

Richard Grondin	1,906	(3)	$21,575	(3)
	3,906	(4)	$44,220	(4)

(1)	On January 8, 2025, Mr. Duff exercised 100% of his ISO granted to him on January 17, 2019, under the Company’s 2017 Stock Option Plan for the purchase of up to 25,000 shares (Option Shares) of the Company’s Common Stock at $3.15 per share. As permitted by the 2017 Stock Option Plan, Mr. Duff elected to pay the exercise price of the Option Shares by having the Company withhold from the Option Shares a number of shares having a fair market value equal to the aggregate exercise price of $78,750. Since the fair market value of the Company’s Common Stock on January 8, 2025, (as determined in accordance with the 2017 Stock Option Plan) was $10.58 per share, the Company withheld 7,443 shares of Common Stock ($78,750 divided by $10.58) to pay the aggregate exercise price for the Option Shares and issued 17,557 shares to Mr. Duff. Realized value on this exercise was determined based on the difference between the (a) exercise price ($3.15) per share of the Option Shares multiplied by the 25,000 Option Shares exercised, and (b) the market value ($10.58) on the date of exercise of the Option Shares times the 25,000 Option Shares exercised.

(2)	On January 8, 2025, Mr. Naccarato exercised 100% of his ISO granted to him on January 17, 2019, under the Company’s 2017 Stock Option Plan for the purchase of up to 15,000 shares (Option Shares) of the Company’s Common Stock at $3.15 per share. As permitted by the 2017 Stock Option Plan, Mr. Naccarato elected to pay the exercise price of the Option Shares by having the Company withhold from the Option Shares a number of shares having a fair market value equal to the aggregate exercise price of $47,250. Since the fair market value of the Company’s Common Stock on January 8, 2025, (as determined in accordance with the 2017 Stock Option Plan) was $10.58 per share, the Company withheld 4,466 shares of Common Stock ($47,250 divided by $10.58) to pay the aggregate exercise price for the Option Shares and issued 10,534 shares to Mr. Naccarato. Realized value on this exercise was determined based on the difference between the (a) exercise price ($3.15) per share of the Option Shares multiplied by the 15,000 Option Shares exercised, and (b) the market value ($10.58) on the date of exercise of the Option Shares times the 15,000 Option Shares exercised.

(3)	On July 14, 2025, Mr. Grondin exercised the vested portion of the ISO granted to him on October 14, 2021, for the purchase of 5,000 shares (Option Shares) of the Company’s Common Stock at $7.005 per share. As permitted by the 2017 Stock Option Plan, Mr. Grondin elected to pay the exercise price of the Option Shares by having the Company withhold from the Option Shares a number of shares having a fair market value equal to the aggregate exercise price of $35,025. Since the fair market value of the Company’s Common Stock on July 14, 2025, (as determined in accordance with the 2017 Stock Option Plan) was $11.32 per share, the Company withheld 3,094 shares of Common Stock ($35,025 divided by $11.32) to pay the aggregate exercise price of the option and issued 1,906 shares to Mr. Grondin. Realized value on this exercise was determined based on the difference between the (a) exercise price ($7.005) per share of the Option Shares multiplied by the 5,000 Option Shares exercised, and (b) the market value ($11.32) on the date of exercise of the Option Shares times the 5,000 Option Shares exercised.

(4)	On July 14, 2025, Mr. Grondin exercised the vested portion of the ISO granted to him on January 19, 2023, for the purchase of 6,000 shares (Option Shares) of the Company’s Common Stock at $3.95 per share. As permitted by the 2017 Stock Option Plan, Mr. Grondin elected to pay the exercise price of the Option Shares by having the Company withhold from the Option Shares a number of shares having a fair market value equal to the aggregate exercise price of $23,700. Since the fair market value of the Company’s Common Stock on July 14, 2025, (as determined in accordance with the 2017 Stock Option Plan) was $11.32 per share, the Company withheld 2,094 shares of Common Stock ($23,700 divided by $11.32) to pay the aggregate exercise price of the option and issued 3,906 shares to Mr. Grondin. Realized value on this exercise was determined based on the difference between the (a) exercise price ($3.95) per share of the Option Shares multiplied by the 6,000 Option Shares exercised, and (b) the market value ($11.32) on the date of exercise of the Option Shares times the 6,000 Option Shares exercised.

Employment Agreements

On May 1, 2026, the Compensation Committee and the Board approved, and the Company entered into, employment agreements which became effective May 1, 2026, with each of the Company’s executive officers (each, an “Executive” and, collectively, the “Executives”): Mark Duff; Ben Naccarato; Dr. Louis Centofanti; Richard Grondin; and Troy Eshleman, (each such employment agreement is, individually, a “New Employment Agreement” and, collectively, the “New Employment Agreements”). The New Employment Agreements effectively replace existing employment agreements that the Company had previously entered into with each of the Executives, all of which had expired on April 20, 2026.

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The New Employment Agreements are substantially identical to each other, except for compensation amounts and certain post-termination covenants. Pursuant to the New Employment Agreements, each of the Executives is provided an annual salary, which annual salary may be increased from time to time, but not reduced, as determined by the Compensation Committee. The base salary under the New Employment Agreement of each Executive is as follows: Mark Duff, $429,670; Troy Eshleman, $329,600; Ben Naccarato, $342,795; Dr. Louis Centofanti, $285,666; and Richard Grondin, $324,725. In addition, each of the Executives is entitled to participate in the Company’s broad-based benefit plans and is eligible to receive equity awards under the Company’s employee stock option plan and to receive certain performance-based compensation that may be payable under the specific MIP applicable to each such Executive as approved by the Compensation Committee and the Board. Individual MIPs for the 2026 fiscal year commencing January 1, 2026 were previously approved by the Compensation Committee and the Board on January 22, 2026, each of which remains effective for fiscal year 2026.

Each of the New Employment Agreements is effective for three years from May 1, 2026 through April 30, 2029, unless earlier terminated by the Company or the Executive under the circumstances described in the New Employment Agreements and discussed below.

Pursuant to the New Employment Agreements, if the Executive’s employment is terminated due to death or disability (as defined in the New Employment Agreements), the Company will pay to the Executive or to his estate an amount equal to (a) the sum of any accrued and unpaid base salary, reimbursement for any unreimbursed expenses properly incurred through the date of termination, accrued unused vacation time through the date of termination, and any benefits due to the Executive under any employee benefit plan (the “Accrued Amounts”), (b) performance compensation payable pursuant to the MIP with respect to the fiscal year immediately preceding the date of termination, if not already paid (“Prior Year Unpaid Bonuses”), (c) a pro-rata portion of the performance compensation payable pursuant to the MIP for the year of termination based on the number of days employed during the year (“Pro Rata Incentive Bonus”), and (d) a lump-sum payment (the “Cash Medical Continuation Benefit”) equal to eighteen times the monthly premium that would be required to be paid, pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), to continue group health coverage for the Executive’s eligible covered dependents (in the event of death) or for the Executive and his eligible covered dependents (in the event of disability), as in effect on the date of the Executive’s termination of employment, based on the premium for the first month of COBRA coverage. Such cash payment will be taxable and will be made regardless of whether COBRA continuation coverage is elected by the Executive.

If the Executive terminates his employment for “good reason” (as defined in the New Employment Agreements) or is terminated by the Company “without cause” (as defined in the New Employment Agreements), under circumstances not constituting a “Change in Control” (as defined in the New Employment Agreements), the Company will pay the Executive, (a) the Accrued Amounts (as defined above), (b) Prior Year Unpaid Bonuses, (c) two years of full base salary, (d) performance compensation amount under the MIP in effect for the year in which the Executive is terminated, assuming for purpose of this payment that the Executive has achieved 100% of the performance target level identified in the MIP (the “Target Bonus”), and (e) the Cash Medical Continuation Benefit.

If the Executive terminates his employment for “good reason” or is terminated by the Company without cause within 24 months following a “Change in Control (as defined in the New Employment Agreements), the Company will pay the Executive (a) the Accrued Amounts, (b) Prior Year Unpaid Bonuses, (c) two years of full base salary, (d) two times the Target Bonus, and (e) the Cash Medical Continuation Benefit.

If the Executive’s employment is terminated by the Company for “cause” (as defined in the New Employment Agreement) or the Executive terminates his employment for a reason other than for “good reason,” the Company will pay to the Executive the Accrued Amounts and Prior Year Unpaid Bonuses.

Additionally, pursuant to the New Employment Agreements, in the event of the death or termination of the executive officer due to disability, all outstanding stock options to purchase Common Stock the Company held by the Executive will immediately become exercisable in full commencing on the date of death or termination due to disability, with such options remaining exercisable for the earlier of the original option term or twelve months from the date of the Executive’s death or termination due to disability. In the event an Executive terminates his employment for “good reason” or is terminated by the Company without cause, under circumstances not involving a Change in Control, all then outstanding options shall vest pro-rata based on the portion of the vesting period elapsed through the date of termination and will remain exercisable for the earlier of 12 months from the date of the Executive’s date of termination or the original term of the options. In the event an Executive terminates his employment for “good reason” or is terminated by the Company without cause within 24 months following a Change in Control, all outstanding stock options to purchase Common Stock held by the Executive will immediately become exercisable in full commencing on the date of termination with such options remaining exercisable for the earlier of the original option term or twelve months from the date of termination.

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Severance benefits payable with respect to a termination (other than Accrued Amounts) shall not be payable until the termination constitutes a “separation from service” (as defined under Treasury Regulation Section 1.409A-1 et seq.).

Each of the New Employment Agreements contain covenants relating to confidentiality and non-solicitation of employees, and, in the case of the New Employment Agreements of the Chief Executive Officer and Chief Operating Officer, non-competition covenants, all of which covenants extend for the twelve (12) month period immediately following the Executive’s termination of employment with the Company for any reason.

Potential Payments Upon Termination or Change in Control

The following table sets forth the potential (estimated) payments and benefits to which each executive officer would be entitled upon termination of employment by the executive officer for “good reason” or by the Company “without cause,” or following a Change in Control of the Company, as specified under each of their respective employment agreements with the Company, assuming each circumstance described below occurred on December 31, 2025, the last day of our most recent fiscal year. Such potential payments include any Accrued Amounts (accrued base salary earned for 2025 but paid in 2026, reimbursement for any unreimbursed expenses properly incurred through the date of termination, accrued unused vacation time and other vested benefits under the Company plans in which the executive officer participates). The executive officer is not entitled to payment of any benefits upon termination for cause or resignation without good reason other than the Accrued Amounts. The below amounts were determined based on employment agreements in effect at December 31, 2025 for each of the executive officers (together, the “Old Employment Agreements”). Each of the Old Employment Agreements expired on April 20, 2026. See “Employment Agreements” for a description of new employment agreements dated May 1, 2026, entered between each of the executive officers and the Company.

Name and Principal Position Potential Payment/Benefit	By Executive for Good Reason or by Company Without Cause		Change in Control of the Company

Mark Duff
President and CEO
Base salary and Accrued Amounts	$851,050	(1)	$851,050	(1)
Performance compensation	$—	(2)	$—	(2)
Stock Options	$884,050	(3)	$884,050	(3)
Cash Medical Benefit Cotinuation	$37,620	(4)	$37,620	(4)

Ben Naccarato
EVP and CFO
Base salary and Accrued Amounts	$728,584	(1)	$728,584	(1)
Performance compensation	$—	(2)	$—	(2)
Stock Options	$485,225	(3)	$485,225	(3)
Cash Medical Benefit Cotinuation	$62,172	(4)	$62,172	(4)

Dr. Louis Centofanti
EVP of Strategic Initiatives
Base salary and Accrued Amounts	$725,585	(1)	$725,585	(1)
Performance compensation	$—	(2)	$—	(2)
Stock Options	$370,900	(3)	$370,900	(3)
Cash Medical Benefit Cotinuation	$21,258	(4)	$21,258	(4)

Richard Grondin
EVP of Hanford Waste Operations
Base salary and Accrued Amounts	$733,316	(1)	$733,316	(1)
Performance compensation	$—	(2)	$—	(2)
Stock Options	$211,370	(3)	$211,370	(3)
Cash Medical Benefit Cotinuation	$43,074	(4)	$43,074	(4)

Troy Eshleman
COO
Base salary and Accrued Amounts	$653,131	(1)	$653,131	(1)
Performance compensation	$—	(2)	$—	(2)
Stock Options	$94,500	(3)	$94,500	(3)
Cash Medical Benefit Cotinuation	$—	(4)	$—	(4)

(1)	Represents two times the base salary of the executive officer at December 31, 2025, plus “Accrued Amounts.”

(2)	Represents two times the performance compensation earned for fiscal year 2025. None of the NEOs earned performance compensation for fiscal 2025 (see “2025 MIPs” below).

(3)	Benefit is calculated based on the difference between the exercise price of each option and the market value of the Company’s Common Stock per share (as reported on the Nasdaq) at December 31, 2025, times the number of options outstanding at December 31, 2025. Benefit excludes options which were out-of-the-money at December 31, 2025, of which there were none.

(4)	Represents a lump-sum payment equal to eighteen times the monthly premium that would be required to be paid to continue group health coverage for the executive officer’s eligible covered dependents in effect on the date of the executive officer’s termination of employment as defined in the employment agreement,

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2025 Executive Compensation Components

For the fiscal year ended December 31, 2025, the principal components of compensation for executive officers were:

●	base salary;

●	performance-based incentive compensation;

●	long term incentive compensation;

●	retirement and other benefits; and

●	perquisites.

Based on the amounts set forth in the Summary Compensation table, during 2025, salary accounted for approximately 77.4% of the total compensation of our NEOs, while equity option awards and other compensation accounted for approximately 22.6% of the total compensation of the NEOs.

Base Salary

The NEOs, other officers, and other employees of the Company receive a base annual salary. Base salary ranges for executive officers are determined for each executive based on his or her position and responsibility by using market data and comparisons to similar companies within the business segments in which the Company operates.

During its review of base salaries for executives, the Compensation Committee primarily considers:

●	market data and comparisons to similar companies within the business segments in which the Company operates;

●	internal review of the executive’s compensation, both individually and relative to other officers; and

●	individual performance of the executive.

Salary levels are typically considered annually as part of the performance review process as well as upon a promotion or other change in job responsibility. Merit-based salary increases for executives are based on the Compensation Committee’s assessment of the individual’s performance. The base salary for the executives are set forth in their respective employment agreements, which annual salary may be increased from time to time, but not reduced, as determined by the Compensation Committee. On January 23, 2025, the Board appointed Mr. Richard Grondin as the Company’s EVP of Hanford and International Waste Operations, at an annual salary of $315,267. Prior to his appointment to such office, Mr. Grondin previously served as the Company’s EVP of Waste Treatment Operations. Additionally, on January 23, 2025, the Board appointed Mr. Troy Eshleman as the Company’s COO, at an annual salary of $320,000. Mr. Troy Eshleman was originally hired by the Company on January 6, 2025 as Vice President of Operations.

Performance-Based Incentive Compensation

The Compensation Committee has the latitude to design cash and equity-based incentive compensation programs to promote high performance and achievement of our corporate objectives by directors and the NEOs, encourage the growth of stockholder value and enable employees to participate in our long-term growth and profitability. The Compensation Committee may grant stock options and/or performance bonuses, subject to approvals by the Board. In granting these awards, the Compensation Committee may establish any conditions or restrictions it deems appropriate. In addition, the CEO has discretionary authority to grant stock options to certain executives or officers, subject to the approval of the Compensation Committee and the Board. The exercise price for each stock option granted is at or above the market price of our Common Stock on the date of grant. Stock options may be awarded to newly hired or promoted executives by the Compensation Committee, subject to Board approval. Grants of stock options to eligible newly hired executive officers are generally made at the next regularly scheduled Compensation Committee meeting following the hire date.

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2025 MIPs

On January 23, 2025, the Compensation Committee and the Board (with Mr. Mark Duff and Dr. Louis Centofanti abstaining) approved individual MIPs for the calendar year 2025 for each of the NEOs. Each of the MIPs was effective January 1, 2025.

The performance compensation payable under each MIP was based upon meeting certain of the Company’s separate target objectives during 2025 as described in each of the MIPs below, provided, however, no performance compensation was to be paid for attaining any of the Company’s separate target objectives unless a minimum of 75% of the EBITDA target objective was achieved. The Compensation Committee believes performance compensation payable under each of the MIPs should be based on achievement of at least 75% of EBITDA, a non-U.S. GAAP financial measurement, as the Company believes that this target provides a better indicator of operating performance as it excludes certain non-cash items. EBITDA has certain limitations as it does not reflect all items of income or cash flows that affect the Company’s financial performance under U.S. GAAP. In formulating such targets, the Compensation Committee and the Board considered 2024 results, the Board-approved budget for 2025, economic conditions, forecasts for 2025 government spending, as well as the Compensation Committee’s expectation for performance that in its estimation would warrant payment of incentive cash compensation.

Performance compensation amounts under the 2025 MIPs, if earned, were to be paid on or about 90 days after year-end, or sooner, based on finalization of our audited financial statements for 2025. No compensation was earned under any of the MIPs for the NEOs in 2025.

The Compensation Committee retained the right to modify, change or terminate each MIP and may adjust the various target amounts described below, at any time and for any reason.

The total to be paid to the NEOs under the MIPs was not to exceed 50% of the Company’s pre-tax net income prior to the calculation of performance compensation.

The following schedules reflect performance compensation payable under each of the MIPs, along with a description of the target objectives.

CEO MIP:

Annualized Base Pay:	$417,155
Performance Incentive Compensation Target (at 100% of Plan):	$208,578
Total Annual Target Compensation (at 100% of Plan):	$625,733

Perma-Fix Environmental Services, Inc.

2025 Management Incentive Plan

CEO MIP MATRIX

Target Objectives	Performance Target Achieved
	75%-89%	90%-110%	111%-129%	130%-150%	>150%

Revenue (1) (7)	$10,429	$20,858	$35,756	$50,655	$80,451

EBITDA (2)	62,572	125,146	214,537	303,927	482,708

Health & Safety (5) (7)	15,643	31,287	31,287	31,287	31,287

Permit & License Violations (6) (7)	15,643	31,287	31,287	31,287	31,287
	$104,287	$208,578	$312,867	$417,156	$625,733

CFO MIP:

Annualized Base Pay:	$332,811
Performance Incentive Compensation Target (at 100% of Plan):	$166,406
Total Annual Target Compensation (at 100% of Plan):	$499,217

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Perma-Fix Environmental Services, Inc.

2025 Management Incentive Plan

CFO MIP MATRIX

Target Objectives	Performance Target Achieved
	75%-89%	90%-110%	111%-129%	130%-150%	>150%

Revenue (1) (7)	$8,320	$16,641	$27,338	$36,847	$43,979

EBITDA (2)	62,401	124,805	164,029	221,082	263,872

	70,721	141,446	191,367	257,929	307,851

	Performance Target Achieved
	100%	100%	100%	100%	100%

Regulatory Filing (3) (7)	24,960	24,960	24,960	24,960	24,960

	$95,681	$166,406	$216,327	$282,889	$332,811

EVP of Strategic Initiatives MIP:

Annualized Base Pay:	$277,346
Performance Incentive Compensation Target (at 100% of Plan):	$138,673
Total Annual Target Compensation (at 100% of Plan):	$416,019

Perma-Fix Environmental Services, Inc.

2025 Management Incentive Plan

EVP of Strategic Initiatives MIP MATRIX

Target Objectives	Performance Target Achieved
	75%-89%	90%-110%	111%-129%	130%-150%	>150%

Revenue (1) (7)	$6,934	$13,866	$22,782	$30,706	$36,649

EBITDA (2)	52,001	104,006	136,692	184,237	219,896

	58,935	117,872	159,474	214,943	256,545

	Performance Target Achieved
	100%	100%	100%	100%	100%

PFAS Gen 2 (4) (7)	20,801	20,801	20,801	20,801	20,801

	$79,736	$138,673	$180,275	$235,744	$277,346

EVP of Hanford and International Waste Operations MIP:

Annualized Base Pay:	$315,267
Performance Incentive Compensation Target (at 100% of Plan):	$157,634
Total Annual Target Compensation (at 100% of Plan):	$472,901

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Perma-Fix Environmental Services, Inc.

2025 Management Incentive Plan

EVP OF HANFORD AND INTERNATIONAL WASTE OPERATIONS MIP MATRIX

Target Objectives	Performance Target Achieved
	75%-89%	90%-110%	111%-129%	130%-150%	>150%

Revenue (1) (7)	$7,882	$15,763	$22,519	$31,527	$38,282

EBITDA (2)	47,289	94,581	135,114	189,160	229,695

Health & Safety (5) (7)	11,823	23,645	23,645	23,645	23,645

Permit & License Violations (6) (7)	11,823	23,645	23,645	23,645	23,645
	$78,817	$157,634	$204,923	$267,977	$315,267

Chief Operating Officer MIP:

Annualized Base Pay:	$320,000
Performance Incentive Compensation Target (at 100% of Plan):	$160,000
Total Annual Target Compensation (at 100% of Plan):	$480,000

Perma-Fix Environmental Services, Inc.

2025 Management Incentive Plan

CHIEF OPERATING OFFICER MIP MATRIX

Target Objectives	Performance Target Achieved
	75%-89%	90%-110%	111%-129%	130%-150%	>150%

Revenue (1) (7)	$8,000	$16,000	$22,857	$32,000	$38,857

EBITDA (2)	48,000	96,000	137,143	192,000	233,143

Health & Safety (5) (7)	12,000	24,000	24,000	24,000	24,000

Permit & License Violations (6) (7)	12,000	24,000	24,000	24,000	24,000
	$80,000	$160,000	$208,000	$272,000	$320,000

(1)	Revenue was defined as the total consolidated third-party top line revenue as publicly reported in the Company’s 2025 financial statements. The percentage achieved was determined by comparing the actual consolidated revenue for 2025 to the Board-approved revenue target for 2025.

(2)	The percentage of EBITDA achieved was determined by comparing the actual EBITDA from continuing and discontinued operations to the Board-approved EBITDA target for 2025.

(3)	Regulatory Filing Incentive Target was based on meeting all deadlines (including allowable extensions granted by the SEC) for the Form 10-K, Form 10-Q and 8-Ks required by SEC.

(4)	PFAS Gen 2 Target was based on startup of the Company’s generation 2 reactor with the ability to generate revenue in treatment of PFAS waste.

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(5)	The Health and Safety Incentive target was based upon the actual number of WCLTA, as provided by the Company’s Worker’s Compensation carrier. For the EVP of Hanford and International Waste Operations, the Health and Safety Incentive target was determined based on the actual number of WCLTA at the Company’s Perma-Fix Northwest Richland, Inc. facility and international operations. The Corporate Controller submitted a report on a quarterly basis documenting and confirming the number of WCLTA, supported by the Worker’s Compensation Loss Report provided by the Company’s carrier or broker. Such claims were identified on the loss report as “indemnity claims.” The following number of WCLTA and corresponding performance target thresholds was established for the annual Incentive Compensation Plan calculation for 2025.

CEO and COO		EVP of Hanford and International Waste Operations
Work Comp.	Performance	Work Comp.	Performance
Claim Number	Target Achieved	Claim Number	Target Achieved
3	75%-89%	2	75%-89%

2	90%-110%	1	90%-110%

1	111%-129%	1	111%-129%

1	130-150%	1	130-150%

1	>150%	1	>150%

(6)	Permits or License Violations incentive was earned/determined according to the scale set forth below: An “official notice of non-compliance” was defined as an official communication during 2025 from a local, state, federal, or foreign regulatory authority alleging one or more violations of an otherwise applicable Environmental, Health or Safety requirement or permit provision, which resulted in a facility’s implementation of corrective action(s) which included a material financial obligation, as determined by the Company’s Board of Directors in their sole discretion, to the Company. For the EVP of Hanford and International Waste Operations, the permit or license violations incentive was earned/determined based on results from the Company’s Perma-Fix Northwest Richland, Inc. facility and international operations.

		EVP of Hanford and International
CEO and COO		Waste Operations
Work Comp.	Performance	Work Comp.	Performance
Claim Number	Target Achieved	Claim Number	Target Achieved
3	75%-89%	2	75%-89%

2	90%-110%	1	90%-110%

1	111%-129%	1	111%-129%

1	130-150%	1	130-150%

1	>150%	1	>150%

(7)	No performance incentive compensation was payable for the target objective unless a minimum of 75% of the EBITDA target objective was achieved.

2026 MIPs

On January 22, 2026, the Compensation Committee and the Board (with Mr. Mark Duff and Dr. Louis Centofanti abstaining) approved individual MIPs for the calendar year 2026 for each of the NEOs. Each of the MIPs is effective January 1, 2026.

The performance compensation payable under each MIP is based upon meeting certain of the Company’s separate target objectives during 2026 as described in each of the MIPs below, provided, however, no performance compensation is to be paid for attaining any of the Company’s separate target objectives unless a minimum of 75% of the EBITDA target objective is achieved. In formulating such targets, the Compensation Committee and the Board considered 2025 results, the Board-approved budget for 2026, economic conditions, forecasts for 2026 government spending, as well as the Compensation Committee’s expectation for performance that in its estimation would warrant payment of incentive cash compensation.

Performance compensation amounts under the 2026 MIPs, if earned, are to be paid on or about 90 days after year-end, or sooner, based on finalization of our audited financial statements for 2026.

The Compensation Committee retains the right to modify, change or terminate each MIP and may adjust the various target amounts described below, at any time and for any reason.

The total to be paid to the NEOs under the MIPs may not exceed 50% of the Company’s pre-tax net income prior to the calculation of performance compensation.

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The following schedules reflect performance compensation payable under each of the MIPs, along with a description of the target objectives.

CEO MIP:

Annualized Base Pay:	$429,670
Performance Incentive Compensation Target (at 100% of Plan):	$214,835
Total Annual Target Compensation (at 100% of Plan):	$644,505

Perma-Fix Environmental Services, Inc.

2026 Management Incentive Plan

CEO MIP MATRIX

Target Objectives	Performance Target Achieved
	75%-89%	90%-110%	111%-129%	130%-150%	>150%

Revenue (1) (8)	$10,742	$21,484	$36,829	$52,174	$82,866

EBITDA (2)	64,449	128,901	220,973	313,045	497,189

Health & Safety (6) (8)	16,113	32,225	32,225	32,225	32,225

Permit & License Violations (7) (8)	16,113	32,225	32,225	32,225	32,225
	$107,417	$214,835	$322,252	$429,669	$644,505

CFO MIP:

Annualized Base Pay:	$342,795
Performance Incentive Compensation Target (at 100% of Plan):	$171,398
Total Annual Target Compensation (at 100% of Plan):	$514,193

Perma-Fix Environmental Services, Inc.

2026 Management Incentive Plan

CFO MIP MATRIX

Target Objectives	Performance Target Achieved
	75%-89%	90%-110%	111%-129%	130%-150%	>150%

Revenue (1) (8)	$8,570	$17,140	$28,158	$37,952	$45,298

EBITDA (2)	64,273	128,548	168,949	227,714	271,787

	72,843	145,688	197,107	265,666	317,085

	Performance Target Achieved
	100%	100%	100%	100%	100%

Regulatory Filing (3) (8)	25,710	25,710	25,710	25,710	25,710

	$98,553	$171,398	$222,817	$291,376	$342,795

EVP of Strategic Initiatives MIP:

Annualized Base Pay:	$285,666
Performance Incentive Compensation Target (at 100% of Plan):	$142,833
Total Annual Target Compensation (at 100% of Plan):	$428,499

35

Perma-Fix Environmental Services, Inc.

2026 Management Incentive Plan

EVP of Strategic Initiatives MIP MATRIX

Target Objectives	Performance Target Achieved
	75%-89%	90%-110%	111%-129%	130%-150%	>150%

Revenue (1) (8)	$7,142	$14,283	$23,465	$31,627	$37,749

EBITDA (2)	53,561	107,126	140,793	189,764	226,493

	60,703	121,409	164,258	221,391	264,242

	Performance Target Achieved
	100%	100%	100%	100%	100%

Perma-FAS Destruction Efficiency (4) (8)	10,712	10,712	10,712	10,712	10,712

Performance Standards and Operating
Instructions (5) (8)	10,712	10,712	10,712	10,712	10,712

	$82,127	$142,833	$185,682	$242,815	$285,666

EVP of Hanford and International Waste Operations MIP:

Annualized Base Pay:	$324,725
Performance Incentive Compensation Target (at 100% of Plan):	$162,363
Total Annual Target Compensation (at 100% of Plan):	$487,088

Perma-Fix Environmental Services, Inc.

2026 Management Incentive Plan

EVP OF HANFORD AND INTERNATIONAL WASTE OPERATIONS MIP MATRIX

Target Objectives	Performance Target Achieved
	75%-89%	90%-110%	111%-129%	130%-150%	>150%

Revenue (1) (8)	$8,118	$16,236	$23,195	$32,473	$39,431

EBITDA (2)	48,708	97,419	139,168	194,835	236,586

Health & Safety (6) (8)	12,177	24,354	24,354	24,354	24,354

Permit & License Violations (7) (8)	12,177	24,354	24,354	24,354	24,354
	$81,180	$162,363	$211,071	$276,016	$324,725

Chief Operating Officer MIP:

Annualized Base Pay:	$329,600
Performance Incentive Compensation Target (at 100% of Plan):	$164,800
Total Annual Target Compensation (at 100% of Plan):	$494,400

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Perma-Fix Environmental Services, Inc.

2026 Management Incentive Plan

CHIEF OPERATING OFFICER MIP MATRIX

Target Objectives	Performance Target Achieved
	75%-89%	90%-110%	111%-129%	130%-150%	>150%

Revenue (1) (8)	$8,240	$16,480	$23,543	$32,960	$40,023

EBITDA (2)	49,440	98,880	141,257	197,760	240,137

Health & Safety (6) (8)	12,360	24,720	24,720	24,720	24,720

Permit & License Violations (7) (8)	12,360	24,720	24,720	24,720	24,720
	$82,400	$164,800	$214,240	$280,160	$329,600

(1)	Revenue is defined as the total consolidated third-party top line revenue as publicly reported in the Company’s 2026 financial statements. The percentage achieved is determined by comparing the actual consolidated revenue for 2026 to the Board-approved revenue target for 2026.

(2)	The percentage of EBITDA achieved is determined by comparing the actual EBITDA from continuing and discontinued operations to the Board-approved EBITDA target for 2026.

(3)	Regulatory Filing Incentive Target is based on meeting all deadlines (including allowable extension granted by the SEC) for the Form 10-K, Form 10-Q and 8-Ks required by the SEC.

(4)	Perma-FAS Destruction Efficiency Target is defined as achieving Perma-FAS overall destruction efficiency production costs per unit equal to or less than a Board-approved per gallon costs.

(5)	PFAS Reactor Standards and Instruction Target is defined as development of final performance standards and operating instructions for both Gen 1 and Gen 2 reactors.

(6)	The Health and Safety Incentive target is based upon the actual number of WCLTA, as provided by the Company’s Worker’s Compensation carrier. For the EVP of Hanford and International Waste Operations, the Health and Safety Incentive target is determined based on the actual number of WCLTA at the Company’s Perma-Fix Northwest Richland, Inc. facility and international operations. The Corporate Controller will submit a report on a quarterly basis documenting and confirming the number of WCLTA, supported by the Worker’s Compensation Loss Report provided by the Company’s carrier or broker. Such claims will be identified on the loss report as “indemnity claims.” The following number of WCLTA and corresponding performance target thresholds is established for the annual Incentive Compensation Plan calculation for 2026.

		EVP of Hanford and International
CEO and COO		Waste Operations
Work Comp.	Performance	Work Comp.	Performance
Claim Number	Target Achieved	Claim Number	Target Achieved
3	75%-89%	2	75%-89%

2	90%-110%	1	90%-110%

1	111%-129%	1	111%-129%

1	130-150%	1	130-150%

1	>150%	1	>150%

(7)	Permits or License Violations incentive is earned/determined according to the scale set forth below: An “official notice of non-compliance” is defined as an official communication during 2026 from a local, state, federal, or foreign regulatory authority alleging one or more violations of an otherwise applicable Environmental, Health or Safety requirement or permit provision, which results in a facility’s implementation of corrective action(s) which includes a material financial obligation, as determined by the Company’s Board of Directors in their sole discretion, to the Company. For the EVP of Hanford and International Waste Operations, the permit or license violations incentive is earned/determined based on results from the Company’s Perma-Fix Northwest Richland, Inc. facility and international operations.

		EVP of Hanford and International
CEO and COO		Waste Operations
Work Comp.	Performance	Work Comp.	Performance
Claim Number	Target Achieved	Claim Number	Target Achieved
3	75%-89%	2	75%-89%

2	90%-110%	1	90%-110%

1	111%-129%	1	111%-129%

1	130-150%	1	130-150%

1	>150%	1	>150%

(8)	No performance incentive compensation will be payable for the target objective unless a minimum of 75% of the EBITDA target objective is achieved.

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Long-Term Incentive Compensation

Employee Stock Option Plans

The 2017 Stock Option Plan encourages participants to focus on long-term performance and provides an opportunity for executive officers and certain designated key employees to increase their stake in the Company. Stock options succeed by delivering value to executives only when the value of our stock increases. The 2017 Stock Option Plan authorizes the grant of NQSO and ISOs for the purchase of our Common Stock.

The 2017 Stock Option Plan was adopted to:

●	enhance the link between the creation of stockholder value and long-term executive incentive compensation;

●	provide an opportunity for increased equity ownership by executives; and

●	maintain competitive levels of total compensation.

Stock option award levels are determined based on market data, vary among participants based on their positions with the Company and are granted generally at the Compensation Committee’s regularly scheduled July or August meeting. Newly hired or promoted executive officers who are eligible to receive options are generally awarded such options at the next regularly scheduled Compensation Committee meeting following their hire or promotion date.

Options are awarded with an exercise price equal to or not less than the closing price of the Company’s Common Stock on the date of the grant as reported on the Nasdaq. In certain limited circumstances, the Compensation Committee may grant options to an executive at an exercise price in excess of the closing price of the Company’s Common Stock on the grant date.

The Company’s NEOs have outstanding options from the Company’s 2017 Stock Option Plan (See Executive Compensation – Outstanding Equity Awards at Fiscal Year-End - Outstanding Equity Awards as of December 31, 2025,” for outstanding options under the 2017 Stock Option Plan for each of our NEOs).

On January 23, 2025, in connection with the Board’s appointment of Mr. Troy Eshleman to the position of COO, the Compensation Committee and the Board approved the grant of an ISO for the purchase of up to 50,000 shares of the Company’s Common Stock to Mr. Eshleman. The ISO has a term of six years, and vests 20% per year over a five-year period commencing on the first anniversary date of grant. The exercise price of the ISO is $10.70 per share, which is equal to the closing price of the Company’s Common Stock on the date of grant as quoted on Nasdaq.

In cases of termination of an executive officer’s employment due to death or due to disability, or the executive officer terminates his employment for “good reason” or the executive officer is terminated by the Company without cause within 24 months following a “change in control,” all outstanding stock options to purchase Common Stock held by the executive officer will immediately become exercisable in full. In the event an executive officer terminates his employment for “good reason” or is terminated by the Company without cause, under circumstances not involving a change in control, all then outstanding options shall vest pro-rata based on the portion of the vesting period elapsed through the date of termination (see further discussion of the exercisability term of these options in each of these circumstances in “EXECUTIVE COMPENSATION – Employment Agreements”).

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Accounting for Stock-Based Compensation

We account for stock-based compensation in accordance with ASC 718, “Compensation – Stock Compensation.” ASC 718 establishes accounting standards for entity exchanges of equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity’s equity instruments or that may be settled by the issuance of those equity instruments. ASC 718 requires all stock-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. The Company uses the Black-Scholes option-pricing model to determine the fair value of stock-based awards, which requires subjective assumptions. Assumptions used to estimate the fair value of stock options granted include the exercise price of the award, the expected term, the expected volatility of the Company’s stock over the option’s expected term, the risk-free interest rate over the option’s expected term, and the expected annual dividend yield. We recognize stock-based compensation expense using a straight-line amortization method over the requisite period, which is the vesting period of the stock option grant.

Retirement and Other Benefits

401(k) Plan

The Company adopted the Perma-Fix Environmental Services, Inc. 401(k) Plan (the “401(k) Plan”) in 1992, which is intended to comply with Section 401 of the Internal Revenue Code and the provisions of the Employee Retirement Income Security Act of 1974. All full-time employees who have attained the age of 18 are eligible to participate in the 401(k) Plan. Eligibility is immediate upon employment but enrollment is only allowed during four quarterly open periods of January 1, Apri1 1, July 1, and October 1. Participating employees may make annual pretax contributions to their accounts up to 100% of their compensation, up to a maximum amount as limited by law. At our discretion, we may make matching contributions based on the employee’s elective contributions. Company contributions vest over a period of five years. In 2025, the Company contributed approximately $593,000 in 401(k) matching funds, of which approximately $32,400 was for our NEOs (see the “Summary Compensation” table in this section for 401(k) matching fund contributions made for the NEOs for 2025).

Perquisites and Other Personal Benefits

The Company provides executive officers with limited perquisites and other personal benefits (health/disability/life insurance/auto allowance) that the Company and the Compensation Committee believe are reasonable and consistent with its overall compensation program to better enable the Company to attract and retain superior employees for key positions. The Compensation Committee periodically reviews the levels of perquisites and other personal benefits provided to executive officers.

Equity Compensation Plans

The following table sets forth information as of December 31, 2025, with respect to our equity compensation plans.

	Equity Compensation Plan
Plan Category	Number of securities to be issued upon exercise of outstanding options warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)
	(a)	(b)	(c)
Equity compensation plans approved by stockholders	982,000	$7.04	134,971	(1)
Equity compensation plans not approved by stockholders	—	—	—
Total	982,000	$7.04	134,971

(1) Includes (i) 83,971 shares available for grant under the 2003 Outside Directors Stock Plan and (ii) 51,000 shares available for issuance under the 2017 Stock Option Plan. On November 13, 2025, the Board approved an amendment to the Company’s 2017 Stock Option Plan to increase the number of shares authorized under the 2017 Stock Option Plan by 600,000 shares, which is subject to the approval of the Company’s stockholders at the Company’s 2026 Annual Meeting of Stockholders (see “PROPOSAL 4 – APPROVAL OF THE SECOND AMENDMENT TO THE 2017 STOCK OPTION PLAN” for a discussion of this proposal). The amount noted in the column (c) does not include the 600,000 shares.

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Compensation Risk Assessment

In reviewing our executive compensation program, the Company considers whether the program encourages unnecessary or excessive risk taking and has concluded that its compensation policies do not create risks that are reasonably likely to have a material adverse effect on the Company. This conclusion was based on the assessment performed by the Company, with input from the Company’s executive management and its outside securities counsel. The Company’s assessment included consideration of Item 402(s) of Regulation S-K, promulgated under the Securities Act, as discussed with the Company’s management following in-depth discussions of Item 402(s) with our outside securities counsel. In conducting the Company’s risk assessment, numerous factors were considered, including:

●	the Company does not offer significant short-term incentives that would reasonably be considered as motivating high-risk investments or other conduct that is not consistent with the long term goals of the Company;

●	the mix between short-term and long-term compensation;

●	the type of equity awards granted to employees and level of equity and equity award holdings; and

●	the historical emphasis at the Company on long-term growth and profitability over short-term gains.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

As of May 28, 2026, the only stockholder known by the Company to hold of record more than 5% of the outstanding Common Stock of the Company is Schelhammer Capital Bank AG, a banking institution regulated by the banking regulations of Austria (“Schelhammer”). Schelhammer has represented to the Company, by letter dated May 28, 2026, that as of such date (i) it holds of record as a nominee for, and as an agent of, certain accredited investors, 1,612,941 shares of our Common Stock; (ii) none of the Common Stock held by Schelhammer for the account of any single investor represents more than 4.9% of our Common Stock and, to the best of Schelhammer’s knowledge, as far as stocks held by such investors in accounts with Schelhammer, none of such investors act together as a group or otherwise act in concert for the purpose of voting on matters subject to the vote of our stockholders or for purposes of disposition or investment of such stock; and (iii) the investors for whom Schelhammer acts as nominee with respect to such shares maintain full voting and dispositive power over the Common Stock beneficially owned by such investors, and Schelhammer has neither voting nor investment power over such shares. Accordingly, Schelhammer believes that (i) it is not the beneficial owner, as such term is defined in Rule 13d-3 of the Exchange Act, of the shares of Common Stock registered in Schelhammer’s name because (a) Schelhammer holds the Common Stock as a nominee only, (b) Schelhammer has neither voting nor investment power over such shares, and (c) Schelhammer has not nominated or sought to nominate, and does not intend to nominate in the future, any person to serve as a member of our Board; and (ii) it is not required to file reports under Section 16(a) of the Exchange Act or to file either Schedule 13D or Schedule 13G in connection with the shares of our Common Stock registered in the name of Schelhammer.

Notwithstanding the foregoing, if Schelhammer’s representations to us described above are incorrect or if the investors for whom Schelhammer acts as nominee are acting as a group, then Schelhammer or such investor group could be a beneficial owner of more than 5% of our voting securities. If Schelhammer was deemed the beneficial owner of such shares, the following table sets forth information as to the shares of voting securities that Schelhammer may be considered to beneficially own as of May 28, 2026:

Name of Record Owner	Title Of Class	Amount and Nature of Ownership		Percent Of Class (*)
Schelhammer Capital Bank AG	Common	1,612,941	(+)	7.61%

(*)	This calculation is based upon 21,203,552 shares of Common Stock outstanding on May 28, 2026, plus the number of shares of Common Stock which Schelhammer, as agent for certain accredited investors, has the right to acquire within 60 days, which is none.

(+)	This amount is the number of shares that Schelhammer has represented to us that it holds of record as nominee for, and as an agent of, certain accredited investors. As of May 28, 2026, the date of Schelhammer’s representations to us, Schelhammer has no warrants or options to acquire, as agent for certain investors, additional shares of our Common Stock. Although Schelhammer is the record holder of the shares of Common Stock identified in the table above, Schelhammer disclaims beneficial ownership of such shares. Based on its representations contained in its letter to us dated May 28, 2026, we do not believe that Schelhammer is our affiliate. Schelhammer’s address is Goldschmiedgasse 3, A-1010 Wien, Austria.

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Security Ownership of Management

The following table sets forth information as to the shares of voting securities beneficially owned as of May 28, 2026, by each of our directors and NEOs and by all of our directors and NEOs as a group. Beneficial ownership has been determined in accordance with the rules promulgated under Section 13(d) of the Exchange Act. A person is deemed to be a beneficial owner of any voting securities for which that person has the right to acquire beneficial ownership within 60 days.

Name of Beneficial Owner (2)	Amount and Nature of Beneficial Owner (1)		Percent of Class (1)
Thomas P. Bostick (3)	90,397	(3)	*
Kerry C. Duggan (4)	47,821	(4)	*
Dr. Louis F. Centofanti (5)	314,365	(5)	1.48%
Joseph T. Grumski (6)	109,533	(6)	*
Joe R. Reeder (7)	265,387	(7)	1.25%
Larry M. Shelton (8)	242,218	(8)	1.14%
Zack P. Wamp (9)	100,824	(9)	*
Mark A. Zwecker (10)	291,039	(10)	1.37%
Mark Duff (11)	216,556	(11)	1.02%
Richard Grondin (12)	41,308	(12)	*
Ben Naccarato (13)	92,811	(13)	*
Troy Eshleman (14)	11,350	(14)	*
Directors and Executive Officers as a Group (12 persons)	1,823,609	(15)	8.42%

* Indicates beneficial ownership of less than one percent (1%).

(1) The number of shares and the percentage of Common Stock shown as beneficially owned by a person are based on 21,203,552 shares of Common Stock outstanding on May 28, 2026, and the number of shares of Common Stock which such person has the right to acquire beneficial ownership of within 60 days.

(2) The business address of each person, for the purposes hereof, is c/o Perma-Fix Environmental Services, Inc., 8302 Dunwoody Place, Suite 250, Atlanta, Georgia 30350.

(3) LTG (ret.) Bostick has sole and voting and investment power over all shares shown, which include: (i) 49,397 shares of Common Stock held of record by LTG (ret.) Bostick, (ii) options to purchase 31,000 shares which are immediately exercisable, and (iii) options to purchase 10,000 shares which will be exercisable within 60 days of the Record Date.

(4) Ms. Duggan has sole and voting and investment power over all shares shown, which include: (i) 6,821 shares of Common Stock held of record by Ms. Duggan, (ii) options to purchase 31,000 shares which are immediately exercisable, and (iii) options to purchase 10,000 shares which will be exercisable within 60 days of the Record Date.

(5) These shares include (i) 217,565 shares held of record by Dr. Centofanti, (ii) immediately exercisable options to purchase 34,000 shares, and (iii) 62,800 shares held by Dr. Centofanti’s wife. Dr. Centofanti has sole voting and investment power over all such shares, except for the shares held by Dr. Centofanti’s wife, over which Dr. Centofanti shares voting and investment power.

(6) Mr. Grumski has sole and voting and investment power over all shares shown, which include: (i) 66,133 shares of Common Stock held of record by Mr. Grumski, (ii) options to purchase 33,400 shares which are immediately exercisable, and (iii) options to purchase 10,000 shares which will be exercisable within 60 days of the Record Date.

(7) Mr. Reeder has sole voting and investment power over all shares shown, which include: (i) 237,887 shares of Common Stock held of record, (ii) options to purchase 17,500 shares which are immediately exercisable, and (iii) options to purchase 10,000 shares which will be exercisable within 60 days of the Record Date..

(8) Mr. Shelton has sole voting and investment power over all shares shown, which include: (i) 195,218 shares of Common Stock held of record by Mr. Shelton, (ii) options to purchase 37,000 shares which are immediately exercisable, and (iii) options to purchase 10,000 shares which will be exercisable within 60 days of the Record Date.

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(9) Mr. Wamp has sole voting and investment power over all shares shown, which include: (i) 52,624 shares of Common Stock held of record by Mr. Wamp, (ii) options to purchase 38,200 shares which are immediately exercisable, and (iii) options to purchase 10,000 shares which will be exercisable within 60 days of the Record Date.

(10) Mr. Zwecker has sole voting and investment power over all shares shown, which include: (i) 246,439 shares of Common Stock held of record by Mr. Zwecker, (ii) options to purchase 34,600 shares which are immediately exercisable, and (iii) options to purchase 10,000 shares which will be exercisable within 60 days of the Record Date.

(11) Mr. Duff has sole voting and investment power over all shares shown, which include: (i) 134,556 shares of Common Stock held of record by Mr. Duff, and (ii) immediately exercisable options to purchase 82,000 shares.

(12) Mr. Grondin has sole voting and investment power over all shares shown.

(13) Mr. Naccarato has sole voting and investment power over all shares shown, which include: (i) 48,811 shares of Common Stock held of record by Mr. Naccarato, and (ii) immediately exercisable options to purchase 44,000 shares.

(14) Mr. Eshleman has sole voting and investment power over all shares shown, which include: 1,350 shares of Common Stock held of record by Mr. Eshleman, and (ii) immediately exercisable options to purchase 10,000 shares.

(15) Amount includes options to purchase 392,700 shares which are immediately exercisable and options to purchase 70,000 shares which will be exercisable within 60 days of the Record date.

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PROPOSAL 2 - RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Company’s Board of Directors has appointed Grant Thornton LLP (“Grant Thornton”) as the independent registered public accounting firm to audit the consolidated financial statements of the Company for fiscal year 2026. Grant Thornton has been the Company’s independent registered public accounting firm since July 9, 2014. It is expected that representatives of Grant Thornton will be present at the Meeting, will have an opportunity to make a statement if they desire to do so, and will be available to answer appropriate questions.

Assuming the presence of a quorum for the Meeting, the affirmative vote of a majority of the votes that could be cast at the Meeting for the proposal is required for adoption of this proposal. Abstentions are considered shares present and thus will have the same effect as a vote “AGAINST” the proposal. However, because Proposal 2 is considered a “routine” matter under the rules of the NYSE governing whether member brokers may exercise discretionary authority to vote shares as to which the beneficial owner has not provided voting instructions, brokers may vote uninstructed shares on this proposal, and such shares will be considered votes that could be cast on the proposal. As such, no broker non-votes are expected in connection with this proposal.

Stockholder ratification of the selection of Grant Thornton as the Company’s independent registered public accounting firm is not required by the Company’s Bylaws. However, the Company is submitting the selection of Grant Thornton to the stockholders for ratification as a matter of good corporate practice. In the event the stockholders fail to ratify the selection, the Audit Committee of the Board of Directors will reconsider whether or not to retain Grant Thornton.

The following table reflects the aggregate fees for the audit and other services provided by Grant Thornton LLP, the Company’s independent registered public accounting firm, for fiscal years 2025 and 2024:

Fee Type	2025	2024

Audit Fees(1)	$644,000	$824,000

Tax Fees (2)	105,000	111,000

Total	$749,000	$935,000

(1) Audit fees consist of audit work performed in connection with the annual financial statements, the reviews of unaudited quarterly financial statements, and work generally only the independent registered accounting firm can reasonably provide, such as consents and review of regulatory documents filed with the SEC.

(2) Fees for income tax planning, filing, and consulting.

The Audit Committee of the Company’s Board has considered whether Grant Thornton’s provision of the services described above for the fiscal years 2025 and 2024 was compatible with maintaining its independence.

Engagement of the Independent Auditor

To ensure that our independent registered public accounting firm is engaged only to provide audit and non-audit services that are compatible with maintaining its independence, the Audit Committee has a policy that requires the Committee to review and approve in advance all services to be provided by the Company’s independent accounting firm before the firm is engaged to provide those services. The Audit Committee considers non-audit services and fees when assessing auditor independence and determined that tax return preparation and other tax compliance services is compatible with maintaining our accounting firm’s independence. All services under the headings Audit Fees and Tax Fees were approved by the Audit Committee pursuant to paragraph (c)(7)(i)(C) of Rule 2-01 of Regulation S-X of the Exchange Act. The Audit Committee’s pre-approval policy provides as follows:

●	The Audit Committee will review and pre-approve on an annual basis all audits, audit-related, tax and other services, along with acceptable cost levels, to be performed by the independent accounting firm and any member of the independent accounting firm’s alliance network of firms and may revise the pre-approved services during the period based on later determinations. Pre-approved services typically include audits, quarterly reviews, regulatory filing requirements, consultation on new accounting and disclosure standards, employee benefit plan audits, reviews and reporting on management’s internal controls and specified tax matters.
●	Any proposed service that is not pre-approved on the annual basis requires a specific pre-approval by the Audit Committee, including cost level approval.
●	The Audit Committee may delegate pre-approval authority to one or more of the Audit Committee members. The delegated member must report to the Audit Committee, at the next Audit Committee meeting, any pre-approval decisions made.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

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PROPOSAL 3 – APPROVAL, BY AN ADVISORY (NON-BINDING) VOTE, OF THE 2025 COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

In accordance with the requirements of Section 14A of the Exchange Act, we are providing stockholders with an advisory (non-binding) vote on the approval of the 2025 compensation of our named executive officers (this vote is sometimes referred to as “say on pay”). The Company submits such a “say on pay” vote to stockholders annually. Accordingly, you may vote on the following resolution at the 2026 Meeting:

“RESOLVED, that the stockholders of the Company approve, on an advisory basis, the compensation paid to the Company’s named executive officers in 2025, as disclosed pursuant to Item 402 of Regulation S-K, the accompanying compensation tables, and the related narrative discussion, in the Company’s 2026 Proxy Statement.”

As described in this Proxy Statement, our executive compensation programs are designed to enable us to attract, motivate, and retain executive talent, who are critical to our success. Our compensation is centered around a pay-for-performance philosophy. We believe that our executive compensation program, with its balance of cash incentives designed to reward achievement of key performance goals set for the year and longer-term equity-based incentives, compensates our executives for performance linked directly to stockholder value creation.

Assuming the presence of a quorum for the Meeting, the affirmative vote of the holders of a majority of the votes that could be cast at the Meeting on the proposal is required for adoption of this proposal. Abstentions are considered shares present and thus will have the same effect as a vote “AGAINST” the proposal. With respect to broker non-votes, because Proposal 3 is considered a “non-routine” item under the rules of the NYSE, brokers and other nominees who are members of the NYSE may not vote uninstructed shares on this proposal, and such shares will not be considered votes that could be cast on the proposal.

The vote on this Proposal 3 is not intended to address any specific element of compensation and is advisory, which means that the vote is not binding on the Company, our Board of Directors, and the Compensation Committee. However, our Board of Directors and our Compensation Committee value the opinions of our stockholders and will review the voting results in connection with their ongoing evaluation of the Company’s compensation program and will consider the outcome of the vote when making future compensation decisions.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE APPROVAL, BY ADVISORY (NON-BINDING) VOTE, OF THE 2025 COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

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PROPOSAL 4 – APPROVAL OF THE SECOND AMENDMENT TO THE 2017 STOCK OPTION PLAN

Background. In 2017, the Board of Directors adopted the 2017 Stock Option Plan, which was approved by our stockholders at the annual meeting held on July 27, 2017. The 2017 Stock Option Plan authorizes the grant of ISOs and NQSOs to officers and employees of the Company, including any employee who is also a member of the Board of Directors, and NQSOs to consultants of the Company. The Board of Directors believes that the 2017 Stock Option Plan serves to:

(a)	enhance the Company’s ability to attract, retain, and reward qualified employees, including consultants, and

(b)	to provide incentive for such employees to render outstanding service to the Company and its stockholders.

The 2017 Stock Option Plan, as initially approved by our stockholders, provided that the maximum number of shares of our Common Stock that may be issued under the 2017 Stock Option Plan was 540,000, which included a rollover of 140,000 shares of Common Stock that had remained available for issuance under the Company’s 2010 Stock Option Plan. Upon the adoption of the 2017 Option Plan, no further grants were permitted under the 2010 Stock Option Plan, which subsequently expired with no outstanding options.

On July 22, 2020, the Company’s stockholders approved the First Amendment to the 2017 Option Plan, which increased from 540,000 to 1,140,000 the number of shares reserved for issuance under the plan. The Company previously sought stockholder approval of an increase in the number of shares available for issuance under the 2017 Stock Option Plan at the 2023 annual meeting. In November 2025, the Board rescinded that prior proposal and approved certain amendments to the Company’s Bylaws to clarify the applicable voting standards. In connection with those actions, on November 13, 2025, the Board’s Compensation Committee recommended, and the Board approved, a new amendment to the Company’s 2017 Stock Option Plan to increase the number of shares authorized under the 2017 Stock Option Plan by 600,000 shares (the “Second Amendment”). The Second Amendment is subject to approval by the Company’s stockholders at this Meeting.

Second Amendment. As of May 28, 2026, the record date for the Meeting, the 2017 Stock Option Plan authorized the issuance of 1,140,000 shares of our Common Stock. The Second Amendment to the 2017 Stock Option Plan would increase the number of shares available to be issued under the 2017 Stock Option Plan by 600,000 shares to 1,740,000 and would not otherwise change the 2017 Stock Option Plan. As of May 28, 2026, there were outstanding options for 527,500 shares issuable under the 2017 Stock Option Plan, with an aggregate 57,000 shares remaining available for issuance under the 2017 Stock Option Plan. Shares of our Common Stock subject to options that are cancelled, forfeited, or expired without being exercised are made available for awards under the 2017 Stock Option Plan. Shares of our Common Stock withheld to pay the exercise price of a stock option or to pay the withholding taxes with respect to an award are not made available for issuance under the 2017 Stock Option Plan. The adoption of the Second Amendment to the 2017 Stock Option Plan is subject to stockholder approval.

As of May 28, 2026, the fair market value of a share of our Common Stock was $10.06, based on the closing price of such stock as reported on NASDAQ on such date. Accordingly, the aggregate fair market value of the additional 600,000 shares of our Common Stock that may be granted under the 2017 Stock Option Plan if the Second Amendment is approved was $6,036,000 as of May 28, 2026, representing approximately 2.8% of the Company’s market capitalization on that day. The shares of Common Stock to be delivered under the 2017 Stock Option Plan will be made available from our authorized and unissued shares.

Pursuant to Rule 16b-3 of the Exchange Act and the NASDAQ rules, our stockholders are being asked to approve the Second Amendment to the 2017 Stock Option Plan at the Meeting to increase the number of shares of common stock issuable under the plan by an additional 600,000 shares. The Second Amendment is attached as “APPENDIX A” to this Proxy Statement.

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Background for Request to Approve the Second Amendment to the 2017 Stock Option Plan

Our request for stockholder approval of the Second Amendment to the 2017 Stock Option Plan, thereby increasing the number of shares issuable thereunder by 600,000 shares, considers a number of factors, including the following (each of which are discussed further below):

●	Key data relating to outstanding equity awards and shares available for grant;
●	Historical award information, including burn rate, overhang and dilution; and
●	Future share needs.

Key Data Relating to Outstanding Equity Awards and Shares Available. The following table includes information regarding outstanding equity awards and shares available for future awards under the 2017 Stock Option Plan as of May 28, 2026 (without giving effect to approval of the Second Amendment):

2017 Stock Option Plan
Total shares underlying outstanding stock options	527,500
Weighted-average exercise price of outstanding stock options	$6.23
Weighted-average remaining contractual life of outstanding stock options (in years)	2.5
Total shares currently available for grant	57,000

Historical Award Information. Common measures of a stock plan’s cost include burn rate, dilution and overhang. The burn rate refers to how fast a company uses the supply of shares authorized for issuance under its stock plan. Dilution measures the degree to which our stockholders’ ownership has been diluted by stock-based compensation awarded under a particular equity plan, while overhang also includes shares that are available to be awarded under the plan.

2017 Stock Option Plan
Key Equity Metrics	2025	2024	2023

Burn Rate (1)	0.3%	0.5%	2.2%
Overhang (2)	3.4%	4.0%	6.0%
Dilution (3)	3.1%	3.5%	5.1%

(1)	Burn rate is calculated by dividing the number of shares subject to equity awards granted during the year by the weighted-average number of shares outstanding during the year.
(2)	Overhang is calculated by dividing (a) the sum of (x) the number of shares subject to equity awards outstanding at the end of the year and (y) the number of shares available for future grants, by (b) the number of shares outstanding at the end of the year.
(3)	Dilution is calculated by dividing the number of shares subject to equity awards outstanding at the end of the fiscal year by the number of shares outstanding at the end of the fiscal year.

Future Share Needs and Impact. We considered several factors in determining to request 600,000 additional shares for the 2017 Stock Option Plan, including:

●	Assuming stockholder approval of the Second Amendment to the 2017 Stock Option Plan, 657,000 shares will be available for future grant. As the grant of options is discretionary in nature, with the approval of our Board, we expect this amount to last for approximately 4.5 years which is based on the historical average annual awards since the inception of the 2017 Stock Option Plan. Our 2017 Stock Option Plan remains the only available option plan which provides for the grant of options for the purchase of shares of the Company’s common stock to employees, including consultants.

●	The total overhang resulting from the additional share request represents approximately 5.6% of the shares of Common Stock outstanding as of May 28, 2026.

Authorized Shares and Stock Price. The Company’s Restated Certificate of Incorporation, as amended, presently authorizes the issuance of 30,000,000 shares of Common Stock. There were 21,203,552 shares of Common Stock outstanding as of May 28, 2026, and the closing price of a share of Common Stock as of that date was $10.06.

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Summary of the 2017 Stock Option Plan

Eligibility. ISOs and NQSOs may be granted under the 2017 Stock Option Plan to officers and other employees of the Company who at the time of grant of an award under the 2017 Stock Option Plan are regularly employed by the Company, including any full-time, salaried officer or employee who is also a member of the Board. NQSOs may also be granted to consultants of the Company.

Terms of Options. The options to be granted are of two types, (a) ISOs intended to qualify as such under Section 422 of the Internal Revenue Code, of 1986, as amended, and (b) NQSOs. Only full-time salaried officers or employees, including any employee who is a Director of the Company, may be granted ISOs. The 2017 Stock Option Plan provides that the terms of each option granted will include the following:

a. Exercise Price. The exercise price of any ISO granted under the 2017 Stock Option Plan to an individual who is not a 10% stockholder at the time the option is granted and the exercise price of any NQSO granted under the 2017 Stock Option Plan will not be less than the fair market value of the shares of Common Stock subject to the option at the time the option is granted. The exercise price of any ISO granted under the 2017 Stock Option Plan to an individual who is a 10% stockholder at the time the option is granted will not be less than 110% of the fair market value of the shares of Common Stock subject to the option at the time the option is granted. The exercise price of any NQSO granted under the 2017 Stock Option Plan will be not less than the fair market value of the shares of Common Stock subject to the option at the time the option is granted.

b. Payment of Exercise Price. Payment of the exercise price of stock options may be made by: (1) cash or wire transfer/certified check or bank check; (2) surrendering other shares of the Company’s Common Stock owned by the optionee for at least six months prior to the date of exercise, provided such shares have a fair market value on the date of exercise of the stock option equal to the aggregate exercise price of the Common Stock being purchased; (3) withholding such number of shares then issuable upon exercise of the option that have an aggregate fair market value equal to the exercise price for the option being exercised; or (4) a combination of the methods described above. Shares of our Common Stock withheld to pay the exercise price of a stock option or to pay the withholding taxes with respect to an award may not again be made available for issuance under the 2017 Stock Option Plan.

c. Vesting of Options. The Committee (as defined in the 2017 Stock Option Plan) may provide that options will become exercisable according to a defined vesting schedule.

d. Option Terms. The term of each option will be fixed by the Committee but will not exceed 10 years from the date the option was granted, or in the case of ISO granted to a 10% stockholder, five years from the date the option was granted.

e. Employee’s Termination. If a participant’s employment with us is terminated “For Cause” as defined in the 2017 Stock Option Plan, the Committee may, in its sole discretion, immediately terminate such participant’s right to any further vesting or exercisability with respect to any stock option granted under the 2017 Stock Option Plan or may suspend the participant’s right to exercise the stock option pending a determination whether participant’s conduct is the basis for such For Cause termination. If the participant is an “executive officer” for purposes of Section 16 of the Exchange Act, such determination is subject to the approval of the Board.

Amendment, Termination and Change in Control. The Board of Directors may terminate or amend the 2017 Stock Option Plan at any time. However, the Board of Directors may not amend the 2017 Stock Option Plan without shareholder approval if such amendment:

●	would adversely affect the 2017 Stock Option Plan’s compliance with the requirements of Rule 16b-3 or other applicable law;

●	would materially increase the benefits under the 2017 Stock Option Plan;

●	would increase the number of shares issuable under the 2017 Stock Option Plan; or

●	would modify the eligibility requirements under the 2017 Stock Option Plan.

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Additionally, any amendment or termination of the 2017 Stock Option Plan may not adversely affect any option granted prior to such amendment or termination. However, any option may be modified or canceled if and to the extent permitted by the 2017 Stock Option Plan or Agreement or with the consent of the participant to whom such option was granted.

In the event of a Change in Control, all ISOs and NQSOs shall become fully exercisable. A “Change of Control” generally means:

●	the acquisition by any person or group, other than the Company and certain related entities, of more than 50% of the outstanding shares of Common Stock;

●	a change in the majority of the members of the Board of Directors during any two year period which is not approved by at least two-thirds of the members of the Board of Directors who were members at the beginning of the two year period;

●	a merger or consolidation involving the Company in which the stockholders of the Company prior to the effective date of the transaction do not have more than 50% of the voting power of the surviving entity immediately following the transaction; or

●	the liquidation or dissolution of the Company.

In the event of certain reorganizations, consolidations or mergers, each participant in the 2017 Stock Option Plan will be entitled to receive options covering shares of the reorganized, consolidated or merged corporation in the same proportion as granted to the participant prior to such event at an equivalent exercise price, and subject to the same terms and conditions as the 2017 Stock Option Plan.

Adjustments. Subject to any required action by the stockholders of the Company, if there is any change in the Common Stock of the Company by reason of any stock dividend, recapitalization, combination or subdivision of shares, or other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company, the number of shares available for options and the number of shares subject to any outstanding options, which are not yet vested, and the price thereof, as applicable, will be appropriately adjusted.

Federal Tax Consequences:

ISOs. An optionee does not recognize income on the grant of an incentive stock option. If an optionee exercises an ISO in accordance with the terms of the option and does not dispose of the shares acquired within two years from the date of the grant of the option nor within one year from the date of exercise, the optionee will not realize any income by reason of the exercise, and the Company will be allowed no deduction by reason of the grant or exercise. The optionee’s basis in their shares acquired upon exercise will be the amount paid upon exercise. When the optionee holds the shares as a capital asset at the time of sale or other disposition of the shares, any gain or loss recognized on the sale or other disposition will be capital gain or loss. The amount of gain or loss will be the difference between the amount realized on the disposition of the shares and the basis in the shares.

If an optionee disposes of the shares within two years from the date of grant of the option or within one year from the date of exercise (“Early Disposition”), the optionee will realize ordinary income at the time of such Early Disposition which will equal the excess, if any, of the lesser of:

●	the amount realized on the Early Disposition, or

●	fair market value of the shares on the date of exercise, over the optionee’s basis in the shares.

The Company will be entitled to a deduction in an amount equal to such income. The excess, if any, of the amount realized on the Early Disposition of such shares over the fair market value of the shares on the date of exercise will be capital gain, provided the optionee holds the shares as a capital asset at the time of Early Disposition. If an optionee disposes of such shares for less than their basis in the shares, the difference between the amount realized and their basis will be a capital loss, provided the optionee holds the shares as a capital asset at the time of disposition.

The excess of the fair market value of the shares at the time the incentive stock option is exercised over the exercise price for the shares is an item of tax preference for purposes of the alternative minimum tax rules under the Code.

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To the extent that the aggregate fair market value of Common Stock with respect to which incentive stock options are exercisable for the first time by a participant during any calendar year (under all of the Company’s plans) exceeds $100,000, such excess incentive stock options will be treated as nonqualified stock options for purposes of Section 422 of the Code.

NQSOs. An Optionee will realize no taxable income at the time an option is granted under the 2017 Stock Option Plan. Ordinary income will generally be realized by the optionee at the time of the exercise of an option. The amount of income will be equal to the difference between the exercise price and the fair market value of the shares on the date of exercise. Tax withholding is required on such income. When an optionee disposes of shares of Common Stock acquired upon the exercise of the option, any amount received in excess of the fair market value of the shares on the date of exercise will be treated as capital gain, and if the amount received is less than the fair market value of the shares on the date of exercise, the loss will be treated as capital loss assuming the option is held as a capital asset.

The Company will be entitled to a deduction for federal income tax purposes at the same time and in the same amount as the optionee is considered to have realized ordinary income on the exercise of a nonqualified stock option.

The above described tax consequences are based upon present federal income tax laws and thus are subject to change when laws change.

Assuming the presence of a quorum at the Meeting, the affirmative vote of a majority of the votes that could be cast at the Meeting on the proposal is required for adoption of this proposal. Abstentions are considered shares present and thus will have the same effect as a vote “AGAINST” the proposal. With respect to broker non-votes, because this proposal is considered a “non-routine” matter under the rules of the NYSE, brokers and other nominees who are members of the NYSE may not vote uninstructed shares on this proposal, and such shares will not be considered votes that could be cast on the proposal.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” APPROVAL OF THE SECOND AMENDMENT TO THE 2017 STOCK OPTION PLAN.

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PROPOSAL 5 – APPROVAL OF THE SIXTH AMENDMENT TO THE 2003 OUTSIDE DIRECTORS STOCK PLAN

In 2003, the Board of Directors adopted the 2003 Outside Directors Stock Plan, and the 2003 Outside Directors Stock Plan was approved by our stockholders at the annual meeting held on July 29, 2003. The 2003 Outside Directors Stock Plan authorizes the grant of NQSOs and stock awards to each member of our Board of Directors who is not our employee. Currently, we have nine directors, of which seven are outside directors (non-employees) and, accordingly, eligible to participate in the 2003 Outside Directors Stock Plan. The Board of Directors believes that the 2003 Outside Directors Stock Plan serves to:

(a)	attract and retain qualified members of the Board of Directors who are not our employees (“Eligible Director”), and

(b)	enhance such outside directors’ interests in our continued success by increasing their proprietary interest in us and more closely aligning the financial interests of such outside directors with the financial interests of our stockholders.

Principal Features of the 2003 Outside Directors Stock Plan

Principal features of the 2003 Outside Directors Stock Plan, as initially adopted by the Board of Directors and approved by the stockholders in 2003, provided for the grant of non-qualified stock options and stock awards to Eligible Directors, in an aggregate amount not to exceed 1,000,000 shares of Common Stock (subject to adjustment as provided in the plan). Shares of Common Stock subject to options that are canceled or expired without the delivery of shares of Common Stock are available for options or awards under the 2003 Outside Directors Stock Plan. Shares of Common Stock delivered under the 2003 Outside Directors Stock Plan are made available from the authorized and unissued shares of the Company or from treasury shares.

As initially adopted, the 2003 Outside Directors Stock Plan provided for the automatic grant to each Eligible Director of an option to purchase 30,000 shares of Common Stock on the date the Eligible Director is initially elected to the Board of Directors, as well the automatic grant to each Eligible Director of an option to acquire an additional 12,000 shares of Common Stock on each date the Eligible Director is reelected to the Board of Directors by the Company’s stockholders. Additionally, the 2003 Outside Directors Stock Plan provided that an Eligible Director may elect to receive either (a) 65% of the fee otherwise payable to the Eligible Director for service on our Board (the “Director Fee”) in Common Stock with the balance paid in cash, or (b) 100% of the Director Fee in shares of Common Stock. A director who fails to make such election in a timely manner shall be deemed to have elected to receive 100% of the applicable fees payable to such director in stock. The number of shares of Common Stock issuable to the Eligible Directors shall be determined by valuing the Common Stock at 75% of its fair market value on the business day immediately preceding the date that the Director Fee is otherwise due. No shares of Common Stock received in lieu of Director Fees may be transferred by an Eligible Director until after the expiration of six months from the date the shares are issued.

The exercise price of options granted under the 2003 Outside Directors Stock Plan is equal to the fair market value of the shares of Common Stock subject to the option on the business day preceding the date the option is granted. Common Stock purchased upon the exercise of an option granted under the 2003 Outside Directors Stock Plan must be paid in cash in full at the time of exercise. Options must be exercised for not less than 1,000 shares of Common Stock unless the remaining shares that are exercisable are less than 1,000 shares. As initially adopted, the 2003 Outside Directors Stock Plan provided that no option shall be exercisable until after the expiration of six months from the date the option was granted and no option shall be exercisable after the expiration of ten years from the date the option is granted.

As initially adopted, the 2003 Outside Directors Stock Plan provided that in the event of a dissolution or liquidation of the Company, or any merger or combination in which the Company is not the surviving corporation, each outstanding stock option award shall immediately become exercisable in full notwithstanding the vesting or exercise provisions contained in the 2003 Outside Directors Stock Plan.

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Other Provisions of the 2003 Outside Directors Stock Plan

Amendment or Termination. The Board of Directors may amend or modify the 2003 Outside Directors Stock Plan at any time, except that no amendment shall be effective without shareholder approval if shareholder approval is required to apply with applicable law or stock exchange rules.

Adjustments. Subject to any required action by our stockholders, the number of shares of common stock for which options may be granted and the number of shares of common stock then subject to options previously granted will be proportionately adjusted for any increase or decrease in the number of issued and outstanding shares of our common stock resulting from a merger, consolidation, reorganization, recapitalization, reclassification, combination of shares, stock split or stock dividend. Such adjustments shall be made solely by the Board of Directors.

Federal Tax Consequences

●	Stock Options. An optionee will realize no taxable income at the time an option is granted under the 2003 Outside Directors Stock Plan. Ordinary income will generally be realized by the optionee at the time the optionee exercises the option. The amount of income will be equal to the difference between the exercise price and the fair market value of the shares on the date of exercise. Tax withholding may be required on such income at the time of exercise by the optionee. We are entitled to a deduction for federal income tax purposes at the same time and in the same amount as the optionee is considered to have realized ordinary income on the exercise of an option. When an optionee disposes of shares of Common Stock acquired upon the exercise of the option, any amount received in excess of the fair market value of the shares on the date of exercise will be treated as long or short-term capital gain, depending upon the holding period of the shares. If the amount received is less than the fair market value of the shares on the date of exercise, the loss will be treated as long or short-term capital loss depending upon the holding period of the shares.

●	Stock Awards. An Eligible Director will recognize ordinary income upon the issuance of shares of Common Stock in lieu of cash Director Fees in an amount equal to the fair market value of the shares received, adjusted for certain marketability restrictions of these shares. Tax withholding may be required on such income at the time of issuance. We generally will be entitled to a federal income tax deduction on the date of issuance equal to the amount the Eligible Director recognizes as ordinary income. When a participant sells shares received as a stock award, the participant will recognize capital gain or loss equal to the difference between the amount the participant recognized as ordinary income (adjusted for certain marketability restrictions of these shares) and the fair market value of the shares on the date of the sale. Such capital gain or loss will be treated as long term or short term, depending on the holding period of the shares.”

The above-described tax consequences are based upon present federal income tax laws and thus are subject to change when laws change.

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Subsequent Amendments of the 2003 Outside Directors Stock Plan

On August 5, 2008, the Company’s stockholders approved the First Amendment to the 2003 Outside Directors Stock Plan, which increased from 200,000 to 400,000 the number of shares reserved for issuance under the plan. On September 13, 2012, the Company’s stockholders approved the Second Amendment to the 2003 Outside Directors Stock Plan, which increased from 400,000 to 600,000 the number of shares reserved for issuance under the plan. The amounts noted above have been adjusted for a 1-for-5 reverse stock split that the Company effected on October 15, 2013. On September 18, 2014, the Company’s stockholders approved the Third Amendment to the 2003 Outside Directors Stock Plan, which, among other things, (i) increased from 600,000 to 800,000 the number of shares reserved for issuance under the plan, (ii) reduced proportionately (a) the number of shares of Common Stock subject to the automatic option grant made to each Eligible Director upon initial election, from 30,000 to 6,000 shares, and (b) the number of shares of Common Stock subject to the automatic option grant made to each Eligible Director upon reelection, from 12,000 to 2,400 shares, and (iii) provided for pro rata adjustment of any such grants to take into account any future stock splits or other share adjustments. On July 27, 2017, the Company’s stockholders approved the Fourth Amendment to the 2003 Outside Directors Stock Plan which increased from 800,000 to 1,100,000 the number of shares reserved for issuance under the plan. On July 20, 2021, the Company’s stockholders approved the Fifth Amendment to the 2003 Outside Directors Stock Plan which, among other things, (i) increased from 1,100,000 to 1,600,000 the number of shares reserved for issuance under the plan, (ii) increased (a) the number of shares of Common Stock subject to the automatic option grant made to each Eligible Director upon initial election, from 6,000 to 20,000 shares, and (b) the number of shares of Common Stock subject to the automatic option grant made to each Eligible Director upon reelection, from 2,400 to 10,000 shares, (iii) amended the vesting period of options granted under the plan, from a six-month vesting period to 25% per year, beginning on the first anniversary date of the grant, and (iv) provided for acceleration of vesting under certain conditions.

Summary of the Proposed Sixth Amendment

Although the Fifth Amendment adopted in 2017 provided for an aggregate 1,600,000 shares of Common Stock that may be issued under the 2003 Outside Directors Stock Plan, as of May 28, 2026, the record date for our Meeting, 1,536,585 have previously been issued or reserved for issuance under the 2003 Outside Directors Stock Plan, leaving only 63,415 shares of Common Stock available for issuance under the plan. On April 16, 2026, the Board of Directors approved, subject to the approval of our stockholders at the 2026 Annual Meeting of Stockholders, the Sixth Amendment to the 2003 Outside Directors Stock Plan, which authorizes an additional 500,000 shares of our Common Stock for issuance thereunder.

Except as described above, none of the other terms, conditions, or provisions of the 2003 Outside Directors Stock Plan are amended or modified by the Sixth Amendment.

Background for Request to Approve the Sixth Amendment to the 2003 Outside Directors Stock Plan and Increase the Number of Shares Reserved for Stock Options and Stock Awards under the Plan

Our request for stockholder approval of the Sixth Amendment to the 2003 Outside Directors Stock Plan, which increases the number of shares issuable thereunder by 500,000 shares, considers a number of factors, including the following (each of which are discussed further below):

●	Key data relating to outstanding equity awards and shares available for grant;
●	Significant historical award information, including burn rate, overhang and dilution; and
●	Future share needs.

Key Data Relating to Outstanding Equity Awards and Shares Available. The following table includes information regarding outstanding equity awards and shares available for future awards under the 2003 Outside Directors Stock Plan as of May 28, 2026, the record date for the Meeting (and without giving effect to approval of the Sixth Amendment):

2003 Outside Directors Stock Plan
Total shares underlying outstanding stock options	400,100
Weighted-average exercise price of outstanding stock options	$8.26
Weighted-average remaining contractual life of outstanding stock options	6.6
Total shares issued underlying stock awards in lieu of directors’ fees payable in cash and option exercise	1,136,485
Total shares currently available for grant	63,415

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Significant Historical Award Information. Common measures of a stock plan’s cost include burn rate, dilution and overhang. The burn rate refers to how fast a company uses the supply of shares authorized for issuance under its stock plan. Over the last three years, the Company has maintained an average burn rate of approximately 0.8% of shares of Common Stock outstanding per year with respect to the 2003 Outside Directors Stock Plan. Dilution measures the degree to which our stockholders’ ownership has been diluted by stock-based compensation awarded under a particular equity plan, while overhang also includes shares that are available to be awarded under the plan.

2003 Outside Directors Stock Plan
Key Equity Metrics	2025	2024	2023

Burn Rate (1)	0.7%	0.8%	1.0%
Overhang (2)	2.6%	3.0%	4.5%
Dilution (3)	2.2%	1.9%	2.2%

(1)	Burn rate is calculated by dividing the number of shares subject to equity awards granted during the year (option grants as well stock awards in lieu of director fees) by the weighted-average number of shares outstanding during the year.
(2)	Overhang is calculated by dividing (a) the sum of (x) the number of shares subject to equity awards outstanding at the end of the year and (y) the number of shares available for future grants, by (b) the number of shares outstanding at the end of the year.
(3)	Dilution is calculated by dividing the number of shares subject to equity awards outstanding at the end of the fiscal year by the number of shares outstanding at the end of the fiscal year.

Future Share Needs and Impact. Assuming stockholder approval of the Sixth Amendment to the 2003 Outside Directors Stock Plan, 563,415 shares will be available for future grant. Our Board believes that the increased number of shares available for issuance under the proposed amendment of the 2003 Outside Directors Stock Plan represents a reasonable amount of potential additional equity dilution and allows us to continue awarding equity incentives to our nonmanagement directors, which are an important component of our compensation to such directors. The total overhang resulting from the additional share request represents approximately 4.5% of the shares of common stock outstanding as of May 28, 2026, the record date for the Meeting. As stock options and stock awards in lieu of cash fees are made to the nonmanagement directors under the terms of the 2003 Outside Directors Stock Plan, the number of shares available for issuance under the plan will inevitably decrease over time, and we expect to seek shareholder approval in the future for additional shares to continue the program.

Authorized Shares and Stock Price. The Company’s Restated Certificate of Incorporation, as amended, presently authorizes the issuance of 30,000,000 shares of Common Stock. There were 21,203,552 shares of Common Stock outstanding as of May 28, 2026, and the closing price of a share of Common Stock as of that date was $10.06.

Proposal to Approve the Sixth Amendment of the 2003 Outside Directors Stock Plan

In order to continue the benefits that are derived through the 2003 Outside Directors Stock Plan, on April 16, 2026, our Compensation Committee approved and recommended to the Board of Directors, and the Board approved the Sixth Amendment to the 2003 Outside Directors Stock Plan, as described above. The adoption of the Sixth Amendment is subject to shareholder approval. The Sixth Amendment is attached as “APPENDIX B” to this Proxy Statement.

Pursuant to Rule 16b-3 of the Exchange Act and the NASDAQ rules, our stockholders are being asked to approve the Sixth Amendment to the 2003 Outside Directors Stock Plan at the Meeting. The principal features of the 2003 Outside Directors Stock Plan, as previously amended by the First, Second, Third, Fourth and Fifth Amendments and as proposed by the Sixth Amendment, are summarized above, but such summary is qualified in its entirety by reference to the terms of the 2003 Outside Directors Stock Plan, as amended.

Available Shares. If the Sixth Amendment is adopted, the 2003 Outside Directors Stock Plan will provide that the maximum number of shares of our Common Stock that may be issued under the 2003 Outside Directors Stock Plan is 2,100,000 shares (subject to adjustment as provided in the 2003 Outside Directors Stock Plan), of which 1,536,585 have previously been issued or reserved for issuance under the 2003 Outside Directors Stock Plan. As of the record date, the fair market value of a share of our Common Stock was $10.06, based on the closing price of such stock as reported on NASDAQ on such date. As a result, the aggregate fair market value of the additional 500,000 shares of our Common Stock that may be granted under the 2003 Outside Directors Stock Plan if the Sixth Amendment is approved was $5,030,000 as of the record date, representing approximately 2.4% of the Company’s market capitalization on that day.

Assuming the presence of a quorum at the Meeting, the affirmative vote of a majority of the votes that could be cast at the Meeting on the proposal is required for adoption of this proposal. Abstentions are considered shares present and thus will have the same effect as a vote “AGAINST” the proposal. With respect to broker non-votes, because this proposal is considered a “non-routine” matter under the rules of the NYSE, brokers and other nominees who are members of the NYSE may not vote uninstructed shares on this proposal, and such shares will not be considered votes that could be cast on the proposal.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” APPROVAL OF THE SIXTH AMENDMENT TO THE 2003 OUTSIDE DIRECTORS STOCK PLAN.

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STOCKHOLDER PROPOSALS FOR THE 2027 ANNUAL MEETING OF STOCKHOLDERS

In order to be considered for inclusion in our proxy materials, you must submit proposals for next year’s annual meeting in writing to our Secretary at our executive offices at 8302 Dunwoody Place, Suite 250, Atlanta, Georgia 30350, on or prior to February 10, 2027. Such proposals also must comply with Rule 14a-8 under the Securities Exchange Act of 1934.

In accordance with our Bylaws, a stockholder who intends to submit a proposal for consideration, but not for inclusion in our proxy materials, must provide written notice of the matter to our Secretary at 8302 Dunwoody Place, Suite 250, Atlanta, Georgia 30350, not less than 90 days nor more than 120 days prior to the first anniversary date of the immediately preceding annual meeting of stockholders. As a result, any notice given by or on behalf of a stockholder pursuant to these provisions of our Bylaws (and not pursuant to Rule 14a-8 under the Securities Exchange Act of 1934) must be received no earlier than March 26, 2027, and no later than April 24, 2027.

OTHER MATTERS AND INFORMATION

Other Business

The Board of Directors has no knowledge of any business to be presented for consideration at the Meeting other than as described above. Should any such matters properly come before the Meeting or any adjournment thereof, the persons acting as proxies will have discretionary authority to vote such proxy in accordance with their best judgment on such matters and with respect to matters incident to the conduct of the Meeting.

Other Information

Copies of our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, including the financial statements and financial statement schedules, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, are available on our website at www.perma-fix.com or on the website maintained by the SEC at www.sec.gov. Printed copies of these materials are available free of charge (except for the costs of duplication and mailing in the case of exhibits to such documents) to stockholders who request them in writing from our corporate secretary at Perma-Fix Environmental Services, Inc., 8302 Dunwoody Place, Suite 250, Atlanta, Georgia 30350.

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“APPENDIX A”

SECOND AMENDMENT

to

2017 STOCK OPTION PLAN

THIS SECOND AMENDMENT TO THE PERMA-FIX ENVIRONMENTAL SERVICES, INC. 2017 STOCK OPTION PLAN (the “Second Amendment”) has been approved by the Compensation and Stock Option Committee (the “Compensation Committee”) of Perma-Fix Environmental Services, Inc. (the “Company”) and by the full Board of Directors of the Company (the “Board”) on November 13, 2025, and shall be effective upon the approval, within one year of the Board’s approval of the Second Amendment, of a majority of the votes that could be cast on the Second Amendment at any regular or special meeting of the stockholders of the Company at which a quorum is present (the date of such stockholder approval being the “Effective Date” of such amendment).

WHEREAS, the charter of the Compensation Committee provides that the Compensation Committee shall be responsible for, among other things, “evaluating and approving the incentive and equity compensation plans and programs advisable for the Company, as well as evaluating and approving the modification or termination of existing plans and programs;” and

WHEREAS, the Compensation Committee has voted to approve the Second Amendment for submission to the Board of Directors for its approval; and

WHEREAS, paragraph 8.1 of the 2017 Stock Option Plan (the “Plan”), provides that the Board may at any time, and from time to time and in any respect, amend or modify the Plan; and

WHEREAS, as of November 13, 2025, the maximum number of shares of common stock that may be issued under the Plan was 1,140,000 shares (subject to adjustment as provided in the Plan), which includes 580,500 shares issuable under options granted under the Plan, with only 51,000 shares remaining available for issuance under the Plan; and

WHEREAS, in order to continue to attract, retain, and reward qualified employees and consultants of the Company, and to provide an additional incentive for such employees and consultants to render outstanding service to the Company and its stockholders, the Board is of the opinion that it is necessary that the maximum number of shares of Common Stock that may be issued under the Plan be increased from 1,140,000 to 1,740,000 shares (subject to adjustment as provided in the Plan).

NOW, THEREFORE, the following amendments to the Plan are unanimously adopted by the Board, subject to the approval of a majority of the votes that could be cast on the Second Amendment at any regular or special meeting of the stockholders of the Company at which a quorum is present, provided that the Effective Date of such stockholder approval is within one year of the date of the Board’s approval of the Second Amendment:

Amendment to Section 4.1:

Section 4.1 of the Plan is hereby amended by deleting the number “1,140,000” and substituting in lieu thereof the number “1,740,000.”

The Plan is hereby amended and modified only to the extent specifically amended or modified by this Second Amendment to the 2017 Stock Option Plan. None of the other terms, conditions or provisions of the Plan, is amended or modified by this Second Amendment to the 2017 Stock Option Plan.

“APPENDIX B”

SIXTH AMENDMENT

to

2003 OUTSIDE DIRECTORS STOCK PLAN

THIS SIXTH AMENDMENT TO THE PERMA-FIX ENVIRONMENTAL SERVICES, INC. 2003 OUTSIDE DIRECTORS STOCK PLAN (the “Sixth Amendment”) has been approved by the Compensation and Stock Option Committee (the “Compensation Committee”) of Perma-Fix Environmental Services, Inc. (the “Company”) and by the full Board of Directors of the Company (the “Board”) on April 16, 2026, and shall be effective upon the approval, within one year of the Board’s approval of the Sixth Amendment, of a majority of the votes that could be cast on the Sixth Amendment at any regular or special meeting of the stockholders of the Company at which a quorum is present (the date of such stockholder approval being the “Effective Date” of such amendment).

WHEREAS, Article IX of the 2003 Outside Directors Stock Plan, effective July 29, 2003 (as amended, the “Plan”), provides that the Board may at any time, and from time to time and, in any respect amend or modify the Plan;

WHEREAS, as of April 16, 2026, the maximum number of shares of our common stock that may be issued under the Plan is 1,600,000 shares (subject to adjustment as provided in the Plan), of which 1,536,585 shares have previously been issued or reserved for issuance under the Plan (comprised of 1,134,085 shares previously issued under the Plan and 402,500 shares issuable under outstanding options granted under the Plan), with only 63,415 shares remaining available for issuance under the Plan;

WHEREAS, in order to continue to attract and retain qualified members of the Board who are not employees of the Company, the Board is of the opinion that it is necessary that the maximum number of shares of Common Stock that may be issued under the Plan be increased from 1,600,000 to 2,100,000 shares (subject to adjustment as provided in the Plan); and,

NOW, THEREFORE, the following amendment to the Plan is unanimously adopted by the Board, subject to the approval of a majority of the votes that could be cast on the Sixth Amendment at any regular or special meeting of the stockholders of the Company at which a quorum is present, provided that the Effective Date of such stockholder approval is within one year of the date of the Board’s approval of the Sixth Amendment:

Amendment to Section 4.1

Section 4.1 of the Plan is hereby amended by deleting the number “1,600,000” from the first full sentence contained therein and substituting in lieu thereof the number “2,100,000”.

The Plan is hereby amended and modified only to the extent specifically amended or modified by this Sixth Amendment to the 2003 Outside Directors Stock Plan. None of the other terms, conditions or provisions of the Plan, is amended or modified by this Sixth Amendment to the 2003 Outside Directors Stock Plan.

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

Vote by Internet, Smartphone or Tablet - QUICK ☐☐☐ EASY IMMEDIATE – 24 Hours a Day, 7 Days a Week or by Mail

PermaFix® environmental services
A Nuclear Services and Waste Management Company

As a stockholder of Perma-Fix Environmental Services, Inc., you have the option of voting your shares electronically through the Internet or Smartphone, eliminating the need to return the proxy card. Your Smartphone or internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card. Votes submitted electronically over the Internet or Smartphone must be received by 11:59 p.m., Eastern Daylight Time, on July 21, 2026.

VOTE BY INTERNET – www.cstproxyvote.com
Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

MOBILE VOTING –
On your Smartphone/Tablet, open the QR Reader and scan the below image. Once the voting site is displayed, enter your Control Number from the proxy card and vote your shares.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.

VOTE BY MAIL – Mark, sign and date your proxy card and return it in the postage-paid

FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED

PROXY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED

Please mark your votes like this **X**

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE IN ITEMS 1, 2, 3, 4 AND 5. IF THE UNDERSIGNED MAKES NO SPECIFICATIONS, THIS PROXY WILL BE VOTED "FOR" ITEMS 1, 2, 3, 4 AND 5 AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO ANY MATTER REFERRED TO IN ITEM 6.

1. ELECTION OF DIRECTORS — FOR ALL ☐ WITHHOLD AUTHORITY ☐
   (1) Thomas P. Bostick
   (2) Dr. Louis F. Centofanti
   (3) Mark J. Duff
   (4) Kerry C. Duggan
   (5) Joseph T. Grumski
   (6) Joe R. Reeder
   (7) Larry M. Shelton
   (8) Zach P. Wamp
   (9) Mark A. Zwecker

(Instruction: To withhold authority to vote for an individual nominee, strike a line through that nominee's name in the list above).

2. RATIFY THE APPOINTMENT OF GRANT THORNON LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2026. — FOR ☐ AGAINST ☐ ABSTAIN ☐

3. APPROVE, BY NON-BINDING ADVISORY VOTE, THE 2025 COMPENSATION OF THE NAMED EXECUTIVE OFFICERS. — FOR ☐ AGAINST ☐ ABSTAIN ☐

5. APPROVAL OF THE SIXTH AMENDMENT TO THE 2003 OUTSIDE DIRECTORS STOCK PLAN. — FOR ☐ AGAINST ☐ ABSTAIN ☐

6. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

CONTROL NUMBER

Signature____________________ **Signature, if held jointly**____________________ **Date**__________, **2026**

Please sign exactly as your name appears herein, date and return this Proxy Card promptly, using the self-addressed, prepaid envelope enclosed for your convenience. Please correct your address before returning this Proxy Card. Persons signing in fiduciary capacity should indicate that fact and give their full title. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in the partnership name by an authorized person. If joint tenants, both should sign.

The 2026 Proxy Statement and our 2025 Annual Report to Stockholders are available at:

https://www.cstproxy.com/perma-fix/2026

 FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED

PROXY

Perma-Fix Environmental Services, Inc.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints Mark Duff and Ben Naccarato, and each of them severally, as the undersigned's proxies, with full power of substitution, to attend the Annual Meeting of the Stockholders of Perma-Fix Environmental Services, Inc. (the "Company") at The Westin Atlanta Airport, 4736 Best Road, Atlanta, Georgia 30337, at 11:00 a.m. (EDT), on Wednesday, July 22, 2026, and at any adjournment of that meeting, and to vote the number of shares of common stock of the Company held in the undersigned's name as of the close of business on May 28, 2026, as designated on the reverse side.

(Continued, and to be marked, dated and signed, on the other side)